Exhibit 2.1



                           STOCK PURCHASE AGREEMENT

                                    BETWEEN


                           PRIMEX TECHNOLOGIES, INC.

                                      AND

                       DAIMLER-BENZ FINANCE CORPORATION

                                  RELATING TO


                                   CMS, INC.

                                      AND

                         DEFENSE RESEARCH INCORPORATED

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     STOCK PURCHASE AGREEMENT dated as of October 9, 1998 by and between PRIMEX TECHNOLOGIES, INC. ("Buyer"), a Virginia corporation, and DAIMLER-BENZ FINANCE CORPORATION ("Seller"), a Delaware corporation.

     WHEREAS, Seller owns all of the outstanding shares of capital stock of CMS, INC. ("CMS"), a Delaware corporation, and DEFENSE RESEARCH INCORPORATED, an Alabama corporation ("DRI") (CMS, DRI and their respective Subsidiaries may be collectively referred to herein as the "Companies" and individually as a "Company"); and

     WHEREAS, Buyer wishes to purchase all of such shares from Seller, and Seller wishes to sell to Buyer all of such shares, on the terms and conditions contained in this Agreement.

     Certain terms used herein are defined, for all purposes of this Agreement, in Article VIII.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I.  PURCHASE AND SALE; CLOSING

     1.01.  Agreement to Sell Stock.  Seller shall sell and convey to Buyer, and
            -----------------------
Buyer shall purchase and accept from Seller, one thousand (1,000) shares of CMS Common Stock, one thousand (1,000) shares of DRI Common Stock and fifty thousand (50,000) shares of DRI Preferred Stock (collectively, the "Shares"), which constitute all of the issued and outstanding stock of CMS and DRI, respectively.

     1.02.  Purchase of the Shares; Purchase Price.
            --------------------------------------

            (a) Subject to the terms and conditions of this Agreement, Buyer agrees to acquire the Shares for (A) U.S. $123,000,000; (B) plus, if the Adjusted Stockholder's Equity of the Companies at the Closing Date (as shown on the Closing Date Balance Sheet) exceeds the Stockholders Equity of the Companies as shown on the Adjusted Current Balance Sheet which is $53,744,840, the amount of such excess or minus, if the Adjusted Stockholder's Equity of the Companies at the Closing Date (as shown on the Closing Date Balance Sheet) is less than the Stockholders Equity of the Companies as shown on the Adjusted Current Balance Sheet which is $53,744,840, the amount of such shortfall; and (C)
          minus any Negative NOL Adjustment or plus any Positive NOL Adjustment (the "Purchase Price").

          (b) (1) Within 20 days after the Closing, Seller shall prepare and deliver to Buyer a balance sheet for the Companies as of the Closing Date (the "Closing Date Balance Sheet"), which shall contain the adjustments provided for on Exhibit 1.02(b)(1) (which Exhibit includes a copy of the Adjusted Current Balance Sheet). Buyer shall cause the Companies and their respective employees and agents to assist Seller in the preparation of the Closing Date Balance Sheet and shall provide Seller access at all reasonable times to the personnel, properties, books and records of the Companies (subject to the confidentiality obligations set forth in Section 4.04) for such purpose. Seller shall provide Buyer with (or shall provide Buyer with access to) all work papers or other information reasonably necessary for Buyer to confirm the information set forth on the Closing Date Balance Sheet.

               (2) Seller and Buyer acknowledge and agree that the purpose of the procedures and adjustments contemplated by this Section 1.02(b) is to reflect events and operations subsequent to the date of the Current Balance Sheet and the adjustments described on Exhibit 1.02(b)(1). Therefore, the Closing Date Balance Sheet shall be prepared in accordance with GAAP, consistently applied, using Seller's accounting methodologies, policies, practices and procedures in a manner consistent with the 1997 Companies Balance Sheet and the Current Balance Sheet, except for the adjustments described on Exhibit 1.02(b)(1). Buyer agrees that any adjustments proposed in accordance with Section 1.02(b)(3) will not (except with respect to adjustments set forth on Exhibit 1.02(b)(1)) involve changes in or challenges to any such accounting methodologies, policies, practices or procedures that have been consistently applied in accordance with GAAP.

               (3) Within the 20-day period after receipt of the Closing Date Balance Sheet, Buyer shall, in a written notice to Seller, either accept the Closing Date Balance Sheet or describe in reasonable detail any proposed adjustments to the Closing Date Balance Sheet and the reasons therefor, and shall include pertinent calculations. If Seller has not received such notice of proposed adjustments within such 20-day period, Buyer will be deemed irrevocably to have accepted the Closing Date Balance Sheet.

               (4) Buyer and Seller shall negotiate in good faith for a period of 10 days to resolve any disputes over any proposed adjustments to the Closing Date Balance Sheet. If any such dispute between the parties is not resolved within 10 days following the receipt by Seller of the proposed adjustments, Seller and Buyer jointly shall select an independent public accounting firm that is nationally recognized in the United States to resolve such disputes within 30 days after being selected and in accordance with the standards set forth in Section 1.02(b)(2), which resolution shall be final and binding. The fees and expenses of such accounting firm shall be shared by Seller and Buyer in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Seller and Buyer, respectively.
          By way of example, if Buyer is proposing adjustments totaling $1,000,000 of Stockholder's Equity and the accounting firm allows $200,000 of such adjustments, Buyer will pay 80% of the fees of the accounting firm and Seller will pay 20% of such fees.

               (5) Upon the acceptance of the Closing Date Balance Sheet by Buyer or the resolution in writing of any disputes arising out of any proposed adjustments, the parties shall determine the Adjusted Stockholder's Equity of the Companies as of the Closing Date and calculate the Preliminary Purchase Price. The "Preliminary Purchase Price" shall be an amount equal to the Purchase Price without taking into account any NOL Adjustment. If the Preliminary Purchase Price as determined above is greater than the amount paid to Seller on the Closing Date, Buyer promptly, but no later than ten days after such acceptance or resolution, shall pay to Seller the amount of such difference, together with interest as computed below. If the Preliminary Purchase Price as determined above is less than the amount paid to Seller on the Closing Date, Seller promptly, but no later than ten days after such acceptance or resolution, shall pay to Buyer the amount of such difference, together with interest as computed below. Interest will be payable on the amounts set forth above from the Closing Date through and including the date of such payment at the "prime rate" as quoted in the "Money Rates" section of The Wall Street
                                                                 ---------------
          Journal (the "Prime Rate") and shall be computed based on a 365-day
          -------
          year and the number of days elapsed. Any such payment pursuant to this Section 1.02(b)(5) shall be made by wire transfer of immediately available funds in U.S. Dollars.

          (c) (1) Within twenty (20) days of the filing of the consolidated federal income tax return of Seller and its subsidiaries for the year ended December 31, 1998, Seller will deliver to Buyer a written notice (the "NOL Adjustment Notice") setting forth Seller's calculation of the NOL Adjustment, if any, (or a statement that, in Seller's opinion, no NOL Adjustment is warranted) together with all information which would be reasonably necessary for Buyer to complete such calculation independently (which information shall be certified as true, correct, and complete by an appropriate officer of Seller). In the event of any dispute regarding Seller's calculation of the NOL Adjustment, Buyer and Seller shall negotiate in good faith for a period of 10 days to resolve any such dispute. If any such dispute between the parties is not resolved within 10 days following the receipt by Buyer of the NOL Adjustment Notice, Seller and Buyer jointly shall select an independent public accounting firm that is nationally recognized in the United States to resolve such dispute within 30 days after being selected, which resolution shall be set forth in writing and shall be final and binding. The fees and expenses of such accounting firm shall be shared by Seller and Buyer in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Seller and Buyer, respectively. By way of example, if Buyer is proposing a Negative NOL Adjustment totaling $1,000,000 and the accounting firm allows $200,000 of such adjustments, Buyer will pay 80% of the fees of the accounting firm and Seller will pay 20% of such fees.

               (2) Upon the acceptance of the NOL Adjustment by Buyer or the resolution in writing of any disputes arising out of any proposed NOL Adjustment, the parties shall determine the final Purchase Price. If the final Purchase Price is greater than the Preliminary Purchase Price, Buyer promptly, but no later than ten days after such acceptance or resolution, shall pay to Seller the amount of such difference, together with interest as computed below. If the final Purchase Price is less than the Preliminary Purchase Price, Seller promptly, but no later than ten days after such acceptance or resolution, shall pay to Buyer the amount of such difference, together with interest as computed below. Interest will be payable on the amounts set forth above from the Closing Date through and including the date of such payment at the Prime Rate and shall be computed based on a 365-day year and the number of days elapsed. Any such payment pursuant to this Section 1.02(c) shall be made by wire transfer of immediately available funds in U.S. Dollars.

               (3) For the purposes hereof, "NOL Adjustment" means an amount equal to 38.9% of (i) the aggregate amount of net operating losses for federal income tax purposes of the Companies remaining unused and unexpired as of the close of the Closing Date, determined pursuant to
          Section 1.02(c)(1) without taking into account any transaction by the Buyer or the Companies not in the ordinary course of business on the Closing Date but after the Closing, if any, minus (ii) Twenty-Nine Million Dollars (U.S. $29,000,000), the result discounted by 9.4% from the taxable year or years in which the net operating loss will be utilized. In the event that the NOL Adjustment is a positive number, then the NOL Adjustment is deemed to be a "Positive NOL Adjustment." If the NOL Adjustment is a negative number, then the NOL Adjustment is deemed to be a "Negative NOL Adjustment." In the event a Negative NOL Adjustment arises because a deduction which had entered into the calculation of net operating losses was required to be capitalized instead, due account shall be taken in determining such Negative NOL Adjustment of any depreciation, amortization or similar deduction associated with such capitalized item which would be available in the period after the Closing Date.

               (4) On or prior to the Closing Date, Seller shall provide Buyer with a good faith estimate of the aggregate amount of net operating losses for federal income tax purposes of the Companies which will be unused and unexpired as of the close of the Closing Date.

     1.03 The Closing; Closing Date.
          -------------------------

          (a)  The Closing. The delivery to one another by the parties hereto of
               -----------
the various certificates, instruments and documents, which this Agreement contemplates shall be so delivered on the Closing Date, shall constitute the Closing. The Closing shall take place at the offices of Reed Smith Shaw & McClay LLP ("Reed Smith"), 1301 K Street, N.W., Suite 1100 - East Tower, Washington, D.C. at 10:00 a.m. local time on the later of (i) November 6, 1998 or (ii) the date that is two business days following the termination of the applicable waiting period under the Hart-Scott-Rodino Act, or at such other time or place or on such other date as shall be mutually agreed by Seller and Buyer.

          (b) Closing Obligations.  At the Closing:
              -------------------

              (1)   Seller will deliver, or cause to be delivered, to Buyer:

                    (A) the certificates evidencing the Shares, duly endorsed by the record owners thereof or accompanied by stock powers duly endorsed by such owners, in proper form for transfer to Buyer and accompanied by such supporting documents as may be appropriate to cause record and beneficial ownership of the Shares to be vested in Buyer, subject to no lien, encumbrance or restriction of any nature; and

                    (B) a certificate executed by Seller representing and
               warranting to Buyer that each of Seller's representations and warranties in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date; and

               (2)  Buyer will deliver to Seller:

                    (A) the sum of U.S. $123,000,000 (One Hundred Twenty-Three
               Million Dollars), payable by wire transfer of immediately available funds to an account or accounts designated by Seller; and

                    (B) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date.


ARTICLE II.  CONDITIONS TO OBLIGATIONS TO CLOSE

     2.01.  Conditions to the Obligation of Buyer.  The obligation of Buyer to
            -------------------------------------
consummate the purchase contemplated hereby and to take the other actions to be taken by Buyer at or after the Closing pursuant to this Agreement is subject to the satisfaction, prior to or on the Closing Date, of the following conditions precedent (any of which may be waived by Buyer in whole or in part):

            (a) Hart-Scott-Rodino Act.  All applicable waiting periods, and any
                ---------------------
extensions thereof, under the Hart-Scott-Rodino Act, if applicable, shall have expired or otherwise have been terminated.

          (b)  Department of Defense Approval.  Buyer shall have received any
               ------------------------------
necessary approvals under U.S. Department of Defense Directive 5000.62.

          (c)  Resignations.  Buyer shall have received the written resignation,
               ------------
effective as of the Closing, of each member of the Board of Directors of the Companies as is requested in writing by the Buyer not less than ten (10) days prior to the Closing Date.

          (d)  Tender of Shares.  All of the Shares shall have been tendered to
               ----------------
Buyer for purchase pursuant to this Agreement.

          (e)  Accuracy of Representations.  All of Seller's representations and
               ---------------------------
warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          (f)  Seller's Performance.
               --------------------

               (1) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

               (2) Each item required to be delivered pursuant to Section 1.03(b)(1) must have been delivered, and each of the other covenants and obligations in Article III must have been performed and complied with in all material respects.

          (g)  Opinion of Reed Smith.  An opinion of Reed Smith, dated the
               ---------------------
Closing Date, substantially in the form of Exhibit 2.01(g), shall have been delivered to Buyer.

          (h)  Parent Company Guaranty and Covenant.  Buyer shall have received
               ------------------------------------
an executed guaranty from DASA covering all of Seller's obligations pursuant to this Agreement (and every agreement or other document contemplated hereby), as set forth in Exhibit 2.01(h)(1) attached hereto. All Intellectual Property Assets necessary for the conduct of the business of the Companies as presently conducted and as anticipated in the Companies' Current Business Plans, which are attached hereto as Exhibit 2.01(h)(3) (the "Current Business Plans"), resides in the Companies and/or DASA or its majority-owned subsidiaries. Buyer shall have also received a written agreement in substantially the form of Exhibit 2.01(h)(2) attached hereto.

          (i)  Parent Company Confidentiality and Noncompete Agreement.  Buyer
               -------------------------------------------------------
shall have received an executed Confidentiality and Noncompete Agreement from DASA as set forth in Exhibit 2.01(i) attached hereto.

          (j)  Seller's Release.  Seller shall have delivered to Buyer a duly
               ----------------
executed release as set forth in Exhibit 2.01(j).

          (k)  Hydra 70 Program.  Within five (5) days of the execution of this
               ----------------
Agreement, Buyer shall have been authorized and afforded the opportunity by Seller to discuss the Hydra 70 Program with General Dynamics Ordnance Systems.

     2.02.  Conditions to the Obligation of Seller. The obligation of Seller to
            --------------------------------------
consummate the sale contemplated hereby and to take the other actions to be taken by Seller at or after the Closing pursuant to this Agreement is subject to
(i) all applicable waiting periods, and any extensions thereof, under the Hart-Scott-Rodino Act, if applicable, having expired or otherwise having been terminated prior to or on the Closing Date and (ii) approvals of the Board of Management and the Supervisory Board of Daimler-Benz A.G.

ARTICLE III.  PRE-CLOSING COVENANTS

     Until the Closing:

     3.01.  Reasonable Efforts to Close.  Buyer, Seller, and the Companies shall
            ---------------------------
use their respective Reasonable Efforts to take all actions necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including, but not limited to, satisfaction, but not waiver, of the closing conditions set forth in Article II). To the extent that any notices to, filings with or authorizations, consents or approvals from any Governmental Bodies are necessary or advisable in connection with such transactions, Buyer, Seller, and the Companies shall give any such notices and, make any such filings as promptly as possible following the execution of this Agreement and use their respective Reasonable Efforts to obtain any such authorizations, consents and approvals.

     3.02   Operation and Preservation of Business. Seller shall cause the
            --------------------------------------
Companies not to, without the prior consent of Buyer, engage in or permit any practice, transaction or act (i) which is outside the Ordinary Course of Business or (ii) which, if it had otherwise been engaged in or permitted, would have rendered untrue, in any material respect, any of the representations and warranties of Seller contained in Section 5.01; provided, however, that the Companies may, through the end of the month preceding the Closing Date, declare, set aside and/or pay any cash dividend with respect to its capital stock. Without limiting the generality of the foregoing, none of the Companies shall, without the prior written consent of Buyer, redeem, purchase or otherwise acquire any of its capital stock. Except as otherwise expressly permitted by this Agreement, prior to the Closing Date, Seller will not, and will cause each of the Companies not to, without the prior written consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 5.01(t) is likely to occur. Seller shall promptly notify Buyer of the occurrence of any matter or event which, to Seller's Knowledge, is material to the business, operations, properties, assets or financial condition of the Companies. Seller shall use its Reasonable Efforts to cause the Companies to keep their respective business and properties substantially intact, keep available the services of the current officers, employees, and agents of the Companies, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Companies. Seller shall (and shall cause the Companies to) confer with the Buyer prior to the submission by any Company of any significant bid or proposal for the provision of products or services by any Company and shall further allow the Buyer to review and comment upon any such bid or proposal prior to submission. In addition, Seller shall (and shall cause the Companies to) confer with the Buyer prior to (i) making (or committing to make) any capital expenditure, or (ii) entering (or committing to enter) any lease or similar arrangement whereby any Company will expend (or be committed to expend), in excess of $100,000 (individually or in the aggregate).

     3.03 Permits and Approvals.
          ---------------------

          (a) Seller and Buyer each agree to cooperate and use Reasonable Efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to all) approvals and permits that may be necessary or which may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement (including approvals and permits to be obtained after the Closing and those necessary to operate the businesses of the Companies after the Closing). Buyer shall pay all filing fees required in connection with any filing required under the Hart-Scott-Rodino Act. Buyer shall pay all costs and expenses related to approvals and permits required to be obtained by Buyer, and Seller shall pay all costs and expenses related to approvals and permits required to be obtained by Seller.

          (b) To the extent that the novation of any Contract or the approval of a third party with respect to any Contract is required in connection with this Agreement or the transactions contemplated by this Agreement, Seller shall use Reasonable Efforts to obtain such approval or cause such novation on or prior to the Closing Date and in the event that any such novation or approval is not obtained, Seller shall reasonably cooperate with Buyer in an effort to obtain for Buyer the benefits of each such Contract.

     3.04   Removed and Reserved.

     3.05.  Payment of Indebtedness by Related Persons.  Except as otherwise
            ------------------------------------------
expressly provided in this Agreement and except for indebtedness (i) owed by or to CMS Environmental, Inc. to or from any Company and (ii) owing by or to any Company from any Company, Seller will cause (x) all indebtedness owed to the Companies by Seller or their Related Persons and (y) all indebtedness owed by the Companies to Seller or their Related Persons, to be paid in full prior to Closing. Seller agrees that neither Buyer nor the Companies shall be obligated to pay any indebtedness to CMS Environmental, Inc. on or after the Closing.

     3.06   Access to Management Personnel.  Between the date of this Agreement
            ------------------------------
and the Closing Date, Seller will, and will cause each of the Companies and their Representatives to, afford Buyer and its Representatives (collectively, "Buyer's Advisors") full and free access to each of the Companies' key management personnel.

     3.07.  Notification. Between the date of this Agreement and the Closing
            ------------
Date, Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this Article III or of the occurrence of any event that may make the satisfaction of the conditions in Article II impossible or unlikely.

     3.08.  No Negotiation.  Until such time, if any, as this Agreement is
            --------------
terminated pursuant to Section 7.09, Seller will not, and will cause the Companies and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than the sale of assets in the Ordinary Course of Business) of the Companies, or any of the capital stock of the Companies, or any merger, consolidation, business combination, or similar transaction involving the Companies.

     3.09   CMS Environmental, Inc.  Immediately upon the execution of this
            -----------------------
Agreement, Seller shall begin using its best efforts to effect the liquidation and dissolution of CMS Environmental, Inc. prior to the Closing Date. In the event that Seller cannot liquidate and dissolve CMS Environmental, Inc. prior to the Closing Date, then Seller shall cause such liquidation and dissolution to occur as soon as possible after the Closing Date and Buyer hereby consents to any transfer of the assets of CMS Environmental, Inc. to Seller and the forgiveness of any indebtedness of CMS Environmental, Inc. owed to CMS, Inc., provided, however, that Seller shall indemnify and hold Buyer harmless from any Taxes owing as a result of such forgiveness. Seller shall be solely responsible and liable for all fees, Taxes, costs, and expenses associated with the liquidation and dissolution of CMS Environmental, Inc. Seller hereby acknowledges that, as of the date of Closing, Seller will have used its best efforts to transfer all of the assets of CMS Environmental, Inc. to Seller (or an Affiliate of Seller which is not one of the Companies) and further acknowledges that Seller has taken all steps necessary for the payment or satisfaction of all known claims, obligations, or liabilities owing to any creditor of CMS Environmental, Inc. other than Related Persons as required by Section 281(b) of the Delaware General Corporation Law. Seller hereby further covenants and agrees with Buyer that Seller will directly undertake to resolve any future claims of any party who claims to be a creditor of CMS Environmental, Inc. and further acknowledges that, as provided in Section 6.02(e) hereof, Seller shall indemnify and hold Buyer harmless from and against all such present and future claims of any creditor or purported creditor of CMS Environmental, Inc.

     3.10.  Termination of CMS Employees Savings & Retirement Plan.  The Seller
            ------------------------------------------------------
shall take whatever action is necessary or appropriate to terminate the CMS Employee Savings & Retirement Plan prior to the Closing Date.

ARTICLE IV.  POST-CLOSING COVENANTS

     After the Closing:

     4.01.  Further Assurances.  Seller and the Companies and Buyer shall take
            ------------------
all action and execute all documents, instruments or conveyances of any kind which may be reasonably requested by Buyer or Seller, in order to carry out any of the provisions or intent hereof and to consummate the purchase and the other transactions contemplated hereby. Subject to the confidentiality obligations set forth in Section 4.04, Seller shall, at its sole cost and expense, be entitled to inspect and copy any documents, books, records (including Tax records), agreements and financial data of any sort relating to the Companies and in the possession of the Companies or Buyer, for any proper purpose at any reasonable time, and neither Buyer nor the Companies shall destroy or otherwise dispose of any of such materials before December 31, 2001 without first notifying Seller and, if so requested by Seller, delivering such materials to Seller. Buyer shall, at its sole cost and expense, upon reasonable request be entitled to inspect and copy any documents, books, records (including tax records), agreements, and financial data of the Seller (or its Affiliates) which relates to the Companies (or their assets, liabilities, or business) and which remains in the possession of Seller (or its Affiliates) after the Closing, for the purpose of making of any filings with Governmental Bodies, or the operation of the businesses of the Companies as previously conducted or as identified in the Current Business Plans, and neither Seller nor its Affiliates shall destroy or otherwise dispose of any such material before December 31, 2001 without first notifying Buyer, and, if so requested by Buyer, delivering such material to Buyer. To the extent Seller or any of its Affiliates provides information to Buyer pursuant to this Section 4.01, Buyer agrees to hold such information in strict confidence and will disclose such information only if required to do so pursuant to applicable Law, if such information becomes generally known to or available for use by the public other than as a result of Buyer's fault or the fault of any other Person bound by a duty of confidentiality to Buyer or if such information is independently developed by Buyer. Nothing herein shall require Seller or any Affiliate thereof to provide copies, or allow the inspection or copying, of any U.S. consolidated federal income Tax Return (or similar state or local income tax return) of Seller, Daimler-Benz North America Corporation or any Affiliate thereof, except that, upon a request reasonably made by Buyer, a nationally-recognized accounting or law firm mutually agreed-upon by Buyer and Seller may, at Buyer's expense, review such consolidated Tax Returns as may include any of the Companies for the purpose of ascertaining information reasonably necessary for the preparation of Tax Returns (or reasonably necessary in connection with any Proceeding regarding same) of any of the Companies (or of a consolidated group including any of the Companies) relating to (i) the use of the net operating losses described in Section 1.02(c)(3) in tax periods ending after the Closing Date or (ii) such other reasonable purpose as requested by Buyer in writing and upon such terms and conditions as Buyer and Seller mutually agree.

     4.02.  Litigation Support.  In the event and for so long as the Companies
            ------------------
or Buyer or Seller are prosecuting, contesting or defending against any action, suit, Proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated by this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Companies, then Seller (or its Affiliates), on the one hand, and the Companies and Buyer, on the other hand, shall cooperate with the contesting or defending party and such party's counsel in such contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary or advisable in connection with such contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article VI). Nothing herein shall require Seller or any Affiliate thereof to provide copies, or allow the inspection or copying, of any U.S. consolidated federal income Tax Return (or similar state or local income tax return) of Seller, Daimler-Benz North America Corporation or any Affiliate thereof, except that, upon a request reasonably made by Buyer, a nationally-recognized accounting or law firm mutually agreed-up by Buyer and Seller may, at Buyer's expense, review such consolidated Tax Returns as may include any of the Companies for the purpose of ascertaining information reasonably necessary for the preparation of Tax Returns (or reasonably necessary in connection with any Proceeding regarding same) of any of the Companies (or of a consolidated group including any of the Companies) relating to (i) the use of the net operating losses described in Section 1.02(c)(3) in tax periods ending after the Closing Date or (ii) such other reasonable purpose as requested by Buyer in writing and upon such terms and conditions as Buyer and Seller mutually agree.

     4.03.  Acknowledgments by Seller.  Seller acknowledges that:  (a) as a
            -------------------------
result of its direct or indirect ownership or control of the Companies, Seller has become familiar with certain Confidential Information of the Companies, (b) the business of the Companies is international in scope, (c) the products and services of the Companies are marketed primarily in North America and, to a lesser extent throughout the World; (d) the Companies compete with other businesses that are or could be located in any part of the World; (e) Buyer has required that Seller make the covenants set forth in Sections 4.04 and 4.05 of this Agreement as a condition to the Buyer's purchase of the Shares; (f) the provisions of Sections 4.04 and 4.05 of this Agreement are reasonable and necessary to protect and preserve the Companies' business, and (g) the Companies would be irreparably damaged if Seller were to Breach the covenants set forth in Sections 4.04 and 4.05 of this Agreement.

     4.04   Confidential Information.  Seller acknowledges and agrees that all
            ------------------------
Confidential Information known or obtained by Seller, whether before or after the date hereof, is the property of the Companies. Therefore, Seller agrees that Seller will not, at any time, disclose to any Persons or use for its own account or for the benefit of any third party any Confidential Information, whether Seller has such information in Seller's memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to or available for use by the public other than as a result of Seller's fault or the fault of any other Person bound by a duty of confidentiality to Buyer or the Companies or, if such information is independently developed by Seller after the Closing Date, provided that Seller agrees that such Confidential Information may not be used in any manner inconsistent with the Confidentiality and Noncompete Agreement set forth as Exhibit 2.01(i). Seller agrees to deliver to Buyer on the Closing Date, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), owned by one or more of the Companies and relating to the businesses, operations, or affairs of the Companies and any other Confidential Information that Seller may then possess or have under Seller's control. The covenants set forth in this Section 4.04 will survive the Closing indefinitely.

     4.05.  Noncompetition.  As an inducement for Buyer to enter into this
            --------------
Agreement and as additional consideration for the consideration to be paid to Seller under this Agreement, Seller agrees that it is bound by the terms and conditions of the Confidentiality and Noncompete Agreement attached as Exhibit 2.01(i) to the same extent as if Seller were a party thereto.

     4.06   Tax Matters.
            ------------

            (a)(i) With respect to those Companies previously included in the consolidated United States federal income Tax Returns including Seller (or an Affiliate thereof other than any of the Companies), or on any similar state or local income Tax Returns, Seller shall, to the extent permitted, cause the income of such Companies to be included in such consolidated or similar Tax Returns for all periods through the Closing Date and pay any federal (or state or local) income taxes attributable to such income. Subject to Section 4.06(a)(ii), the income of the Companies so included on such consolidated income Tax Return will be apportioned between the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Companies as of the end of the Closing Date. In order to assist Seller in the preparation of all Tax Returns that Seller is required to prepare, Buyer will prepare (or cause the Companies to prepare in accordance with prior practices) and deliver to Seller, as soon as reasonably practical after its receipt of a request therefor from Seller, all data (including the annual Tax reporting package) regarding the Companies reasonably requested by Seller that is necessary to prepare any Tax Return and properly report the operations of the Companies thereon. Buyer will prepare and file, or cause to be prepared and filed, Tax Returns of, or which include, the Companies with respect to any tax period ending after the Closing Date.

              (ii) Buyer and Seller agree to report all transactions of the Companies not in the ordinary course of business occurring on the Closing Date after Buyer's purchase of Seller's stock of the Companies on Buyer's consolidated federal United States income tax return including the Companies, or on the separate tax returns of the Companies (and, any similar state or local income tax return), as the case may be, as if, to the extent permitted by Reg.
(S) 1.1502-76(b)(1)(B) (and, with respect to similar state or local income tax returns, to the extent permitted by any analogous state or local regulations), such transactions occurred on the day following the Closing Date, except that Buyer and Seller agree that payments made to employees of the Companies under a plan known as the Incentive Unit Plan on the Closing Date shall be treated as if they were made on that Date regardless of whether they were made before or after Closing.

              (iii) Other than income taxes on income reported on consolidated federal (or state) income Tax Returns which the Seller caused to be filed pursuant to Section 3.04(a)(i), Buyer shall cause the Companies to timely pay to the appropriate taxing authorities any Taxes imposed with respect to the business, income, assets and/or operations of the Companies that are due after the Closing Date.

              (iv) At Seller's reasonable written request, Buyer will cause any of the Companies to make and/or join with Seller and/or any Affiliate thereof in making any election in connection with the consolidated U.S. federal income Tax Return (and similar state or local Tax Returns) which includes a tax year of the Companies ending on the Closing Date and any prior tax years if the making of such election does not have more than a de minimis adverse effect on the Buyer
                                        -- -------
(or any of the Companies) for any post-acquisition period.

              (v) To the extent that all or a portion of the payments to be made the employees of the Companies in connection with the Incentive Unit Plan are includable on federal and/or state income Tax Returns to be filed or caused to be filed by the Buyer pursuant to Section 4.06(a)(i) or Section 4.06(b) rather than includable on a consolidated (or similar) income Tax Returns, if any, which Seller is to cause to be filed for the period through the Closing Date pursuant to Section 4.06(a)(i), Buyer shall pay to Seller, as an adjustment to the Purchase Price, the tax benefit derived or to be derived by the Companies or their Affiliates from any deduction allowable by them with respect to such payment. Such tax benefit shall be equal to 35% with respect to a deduction allowable for federal income tax purposes and shall be equal to 3.9% with respect to a deduction allowable for state income tax purposes, discounted at the rate of 9.4% from the taxable year or years in which such deduction will be utilized.

            (b) Buyer will prepare and file, or cause to be prepared and filed, all Tax Returns, other than income Tax Returns with respect to periods for which a consolidated, unitary or combined Tax Return of Seller or Daimler-Benz North America Corporation will include the operations of any of the Companies, required to be filed by the Companies for any taxable period of one or more of the Companies which ends on or before the Closing Date and is due after the Closing Date or which begins before the Closing Date and ends after the Closing Date and promptly deliver copies of such Tax Returns to Seller. Buyer shall provide to Seller a copy of the Tax Return no later than 30 days after it was filed except that, with respect to any such Tax Return based on net income or gross income or receipts, Buyer shall provide to Seller a copy of such Tax Return no later than 45 days before the due date (taking into account any extensions obtained) for filing such Tax Return, along with notice of the due date (after taking into account any applicable extension) of such Tax Return. No later than 15 days before such due date (as extended), the Seller shall give notice to Buyer of its consent or reasonable objection to such Tax Return. If any reasonable objection cannot be resolved prior to the due date of any such Tax Return, Buyer shall file such Tax Return as Buyer has proposed and the Parties shall submit the disputed issue(s) for resolution in accordance with the procedures of Section 1.02(b)(4) hereof. Upon any such final and binding resolution, Buyer shall file, if appropriate, an amendment to such Tax Return.

            (c) Buyer will pay or reimburse Seller for all transfer, stamp, conveyance, or other similar Taxes imposed by any Tax jurisdiction, and all recording fees, filing fees, notary fees and other similar costs with respect to the transfer of the Shares. Seller shall pay all other Taxes, fees or costs associated with the transfer of the Shares or the other transactions contemplated hereby.

            (d) Any Tax refunds that are received by Buyer or the Companies, and any amounts credited against Tax (other than through the use of net operating loss carryforwards) to which Buyer or the Companies become entitled, that relate to Tax periods ending on or before the Closing Date shall be for the account of Seller, and Buyer shall promptly notify Seller of such refund or credit and pay over to Seller any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto, except that Buyer or the Companies, as applicable, shall be entitled to retain any Tax refund or credit which is obtained and which was reflected on the Closing Date Balance Sheet.

            (e) Buyer will promptly notify Seller in writing upon receipt by Buyer of notice of any pending or threatened federal, state, local, or foreign Tax audits or assessments of the Companies related to a period ending on or before the Closing Date and any pending or threatened federal, state, local or foreign Tax audits or assessments of Buyer or any Affiliate of Buyer which may affect the Tax liabilities of the Companies for periods ending on or before the Closing Date. Seller will promptly notify Buyer in writing upon receipt by Seller or any Affiliate of Seller of notice of any pending or threatened federal, state, local, or foreign Tax audits or assessments from any Tax authority which may affect the Tax liabilities of the Companies for periods which do not constitute periods ending on or before the Closing Date.

            (f) Seller will have the right, but not the obligation, to control any audit or determination by any Tax authority, to initiate any claim for refund or file any amended Tax Return, and in good faith to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes with respect to any period ending on or before the Closing Date. Buyer will have the right to control any audit or determination by any Tax authority, to initiate any claim for refund or file any amended Tax Return, and to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes for any period ending after the Closing Date; provided, however, that Seller shall have the
                               --------
right to approve the disposition of any audit or litigation as to which it may have any liability as a taxpayer or indemnifying party, which approval will not be unreasonably withheld or delayed.

            (g) After the Closing Date, Seller and Buyer will cooperate fully, and will cause their respective Affiliates to cooperate fully, and will provide assistance as may reasonably be requested, and cause their respective Affiliates to provide assistance as may reasonably be requested, in connection with the preparation of any Tax Return, the conduct of any audit or the defense of any litigation or other Proceeding with respect to any Tax liability of the Companies for any period ending on or before the Closing Date and shall retain, or shall cause to be retained, for the appropriate period any records or information that may be relevant to any such Tax Return or audit.

            (h) Seller will provide Buyer, and Buyer will provide Seller with the right, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information which may be relevant for the taxable period for which the requesting party is charged with payment responsibility for Taxes under this Agreement in connection with the preparation of any Tax Returns, the conduct of any audits, the defense of any litigation by any Tax authority, the filing of any claim for a refund of Tax or allowance of any Tax credit, or any judiciary or administrative Proceedings relating to liability for Taxes, provided that nothing in this Agreement shall require Seller to provide copies of U.S. consolidated federal income Tax Returns (or similar state or local Tax Returns) which includes the Seller, Daimler-Benz North America Corporation or any Affiliates thereof, except that, upon a request reasonably made by Buyer, a nationally-recognized accounting or law firm mutually agreed-upon by Buyer and Seller may, at Buyer's expense, review such consolidated Tax Returns as may include any of the Companies for the purpose of ascertaining information reasonably necessary for the preparation of Tax Returns (or reasonably necessary in connection with administrative or judicial proceedings regarding same) of any of the Companies (or of a consolidated group including any of the Companies) relating to (i) the use of the net operating losses described in Section 1.02(c)(3) in tax periods ending after the Closing Date or (ii) such other reasonable purpose as requested by Buyer in writing and upon such terms and conditions as Buyer and Seller mutually agree.

            (i) The parties agree that the Purchase Price shall be allocated only to the stock of the Companies sold to Buyer in the transaction and not to any of the ancillary agreements, including, but not limited to, those described in Section 2.01(h) and 2.01(i), entered into in order to effect such sale.

     4.07   AFDS Cooperation.  With respect to short-range gliding dispensers
            ----------------
as components of air-to-ground stand-off weapons, Seller will cause DASA and its majority-owned subsidiary, LFK-Lenkflugkoerpersysteme GmbH ("LFK"), to continue to cooperate with respect to the Autonomous Freeflight Dispenser System ("AFDS") in accordance with the terms and conditions of the underlying agreements between the Companies and LFK.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES

     5.01.  Representations and Warranties of Seller.  Seller represents and
            ----------------------------------------
warrants to Buyer as of the Closing Date as follows:

            (a)     Ownership of Shares.  Seller owns beneficially and of
                    -------------------
record all of the Shares. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable, and are not subject to any liens, charges, encumbrances or restrictions on transfer other than those imposed by applicable securities laws or by this Agreement.

            (b)     Due Authorization of Agreement; No Conflict with Other
                    ------------------------------------------------------
Instruments.  Seller has full power and authority and has taken all necessary
-----------
action to execute, deliver and consummate this Agreement and all other agreements, documents, and certificates contemplated by this Agreement and to perform all the terms and conditions hereof and thereof to be performed by Seller. This Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights, by general principles of equity limiting the availability of equitable remedies and by matters of public policy. The execution and delivery by Seller of this Agreement (and the other agreements, documents, and certificates contemplated hereby), the consummation by Seller of the transactions which this Agreement contemplates will be consummated by Seller, and Seller's fulfillment of and compliance with the terms and provisions hereof applicable to Seller, do not and will not (i) violate any law applicable to Seller, (ii) conflict with, result in a Breach of or constitute a default under organizational documents of Seller, or
(iii) conflict with, result in a Breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any agreement or instrument to which Seller is a party or by which Seller is bound.

            (c)     Incorporation, Qualification, etc. Each of the Companies is
                    ----------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and each of the Companies has all necessary corporate power to own and lease its properties and to carry on its business as and where such properties are now owned or leased and such business is now being carried on. Each of the Companies is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure so to qualify would have a material adverse effect on its business, financial condition or operations. The copies of each of the Companies' articles of incorporation and bylaws, which have previously been delivered to Buyer, are true, complete and correct. Except as set forth in Schedule 5.01(c), such articles of incorporation and bylaws have not been amended at any time after July 10, 1998. Schedule 5.01(c) contains a complete and accurate list for each Company of its name, its jurisdiction of incorporation, and other jurisdictions in which it is authorized to do business.

            (d)     No Conflict with Other Instruments; No Filings, etc.
                    ----------------------------------------------------
Except as disclosed in Schedule 5.01(d), the execution and delivery of this Agreement, the consummation of the transactions which this Agreement contemplates will be consummated, and the parties' fulfillment of and compliance with the terms and provisions hereof, do not and will not (i) violate any Law applicable to the Companies, (ii) conflict with, result in a Breach of or constitute a default under the articles of incorporation or bylaws of any Company, (iii) conflict with, result in a Breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any agreement or instrument to which any Company is a party or by which any Company is bound, (iv) result in the creation of any lien, charge or encumbrance upon any of the assets of any Company under any such agreement or instrument or (v) terminate or give any party thereto the right to terminate any such agreement or instrument. Except as disclosed in Schedule 5.01(d), no filing with or approval, Consent or authorization by any Governmental Body is required of any Company (under any Law) in connection with the execution, delivery and consummation of this Agreement (and the consummation of the transactions contemplated hereby) by Seller.

            (e)     Capitalization; Subsidiaries and Affiliates.
                    -------------------------------------------

                    (1) The entire authorized capital stock of CMS consists of one thousand (1,000) shares of Common Stock, and the entire authorized capital stock of DRI consists of one thousand (1,000) shares of Common Stock and fifty thousand (50,000) shares of Preferred Stock. All of the Shares are issued and outstanding. There are no outstanding securities convertible or exchangeable into equity securities of any Company and there are no options, contracts, warrants or rights, contractual or otherwise, outstanding for the purchase or other acquisition from any Company by any person of any equity securities of any Company. All of the outstanding equity securities and other securities of each Company have been duly authorized and validly issued and are fully paid and nonassessable .


                    (2) Except as set forth in Schedule 5.01(e), the Companies do not own directly or indirectly any debt or equity securities issued by any other person.

            (f)     Financial Information.  The combined audited balance
                    ---------------------
sheets of the Companies at December 31, 1996, and the 1997 Companies Balance Sheet and the related combined statements of income, changes in stockholders' equity and cash flows for the years then ended, copies of which have been furnished to Buyer, (i) are correct and complete in all material respects, and
(ii) present fairly, in all material respects, the financial position of the Companies at those dates and the results of their operations and cash flows for the years then ended. The Current Financial Information is correct and complete in all material respects, has been prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently with those applied in the preparation of such annual financial statements, and presents fairly, in all material respects, the results of the operations and cash flows of the Companies during the periods covered thereby and the financial condition of the Companies at the end of each such period, subject to normal year-end adjustments.

            (g)     Liabilities.  There are no liabilities or obligations of any
                    -----------
nature of the Companies (whether known or unknown and whether absolute, contingent, or otherwise), including, without limitation, Tax liabilities due or to become due and contingent liabilities for the performance of any obligation by other persons, other than liabilities set forth or reflected in the 1997 Companies Balance Sheet, liabilities whose existence would not cause or constitute a Breach of Section 5.01(t) if incurred after December 31, 1997, or liabilities arising under this Agreement or disclosed in Schedule 5.01(g). Immediately after the Closing, the Companies will not be indebted to Seller or any officer or director of the Companies, or any member of their respective families, except for normal compensation, vacation pay and employee benefits and except as disclosed in Schedule 5.01(g).

            (h)     Taxes. All Taxes required to be withheld or collected by
                    -----
or on behalf of the Companies have been withheld or collected and either paid to the proper Governmental Bodies or set aside for such payment. All legally required Tax Returns have been properly completed and filed on behalf of the Companies when due since 1990 and all Taxes have been paid by or on behalf of the Companies when due. All such Tax Returns are true, correct and complete as filed. Seller has delivered or made available to Buyer copies of, and Schedule 5.01(h) contains a complete and accurate list of, all such Tax Returns filed for periods ended on or after December 31, 1994 and pro forma Tax Returns for use by Seller or its Affiliates in preparing consolidated U.S. federal (and similar state or local) income Tax Returns for a consolidated group including any of the Companies for such periods except that Seller has not provided copies of any U.S. federal income Tax Returns for a consolidated group including Seller or any Affiliate thereof, nor of any similar state or local income Tax Returns. The Companies have no liability for any other Taxes, whether fixed, accrued or contingent, except for Taxes reflected on the Closing Date Balance Sheet which are not yet due and except as disclosed in Schedule 5.01(h).
Schedule 5.01(h) discloses the last year (since 1990) for which the federal income Tax Returns of the Companies (or any consolidated group including the Companies) is being or has been examined by the IRS. All asserted deficiencies as a result of such examinations have been fully paid. There are no outstanding deficiencies asserted or assessments made of Taxes allegedly payable by or on behalf of the Companies, and there are no outstanding liens for such Taxes except for statutory liens for current Taxes not yet due or delinquent. The Companies are not presently the parties to any waiver of any statute of limitations or any extension of time with respect to Taxes. There is no tax sharing agreement that will require any payment to or by any Company after the date of this Agreement. Each Company's use of its net operating loss carryforwards is not, as of the moment before Closing, subject to any restriction under Section 382 of IRC.

            (i)     Title to Properties; Liens; Condition of Properties.
                    ---------------------------------------------------

                    (1) All of the real property owned by the Companies, and all leases by the Companies of real or material personal property, are disclosed in Schedule 5.01(i). Except as disclosed in Schedule 5.01(i) and except for Permitted Liens, the Companies have good and marketable title in fee simple to all such real property, and all such leases are valid and subsisting and no default that would have an adverse effect on any of the Companies exists under any such lease. The Companies own all other property and assets reflected in the 1997 Companies Balance Sheet except personal property transferred, conveyed or otherwise disposed of in the Ordinary Course of Business since December 31, 1997. None of such real or personal property, and none of such leasehold interests, is subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance or other charge or restriction upon its use or disposition except as disclosed in Schedule 5.01(i) and except Permitted Liens. There are no outstanding options or rights in any person to acquire any of such real, leased or other property or assets or any interest therein, except for contracts of sale or lease entered into in the Ordinary Course of Business.

                    (2) The Companies do not occupy or use, and do not
            anticipate the use of, any property of others except under valid and enforceable leases, contracts or other arrangements. All buildings, machinery and equipment of the Companies are in a good operating condition and state of repair and have been well maintained, substantially conform with all applicable ordinances, regulations and zoning or other laws (including, but not limited to, laws, regulations and ordinances relating to environmental protection or health and safety) and do not encroach on property of others, and such machinery and equipment is in good working order. As of the date hereof there is no pending or threatened change of any such ordinance, regulation or zoning or other law which might have an adverse effect on any of the Companies' real or material personal properties and there is no pending or threatened condemnation of any of such properties.

                    (3) All real property leases under which any Company is a
            lessor are in full force and effect according to their respective terms and have not been orally modified. All charges, rents, or other payments due under all such leases have been paid in full, and the Companies have fully performed all of their respective obligations under such leases. No Company is in default under any such lease, and no lessor under any such lease has any claim, counterclaim, defense, or setoff under any of the Companies under such lease.

            (j)     Inventories.  The values at which inventories are carried
                    -----------
on the 1997 Companies Balance Sheet and in the Current Financial Information and on the books of the Companies at the Closing Date reflected and will reflect the present valuation policy of the Companies of valuing inventory (as described in Schedule 5.01(j)), all in accordance with GAAP consistently applied.

            (k)     Intellectual Property.
                    ---------------------

                    (1)  Intellectual Property.  The Companies own or have the
                         ---------------------
            right to use all Intellectual Property Assets necessary for the conduct of their respective businesses as presently conducted and as anticipated in the Companies' Current Business Plans. The Companies' Intellectual Property Assets do not infringe upon any patents, trademarks, service marks, copyrights or other properties or rights of any Person. No proceeding charging the Companies with infringement of any Intellectual Property Assets of any Person has been filed or is threatened to be filed, and Seller has no Knowledge of any infringement by any Person upon the Intellectual Property Assets of any Company. In addition, Seller has no Knowledge (i) of any unexpired Patent with claims reading on products of the Companies or on apparatus, methods or designs employed by the Companies in manufacturing such products or (b) of any Patent or application therefor or invention which would adversely affect any such product, apparatus, method or design.

                    (2) Know-How Necessary for the Business.  Except as set
                        -----------------------------------
            forth in Schedule 5.01(k)(2), all inventions, improvements, discoveries, or information relating to the business of any Company developed by employees of the Company is owned by one or more of the Companies. To the Knowledge of Seller and DASA, no employee of any Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee or any Company may be engaged or requires the employee or any Company to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Companies.

                    (3) Patents
                        -------

                        (i) Schedule 5.01(k)(3) contains a complete and accurate list and summary description of all Patents utilized by the Companies. Except as disclosed on
                        Schedule 5.01(k)(3), one or more of the Companies is the owner of all right, title, and interest in and to each of the Patents disclosed on Schedule 5.01(k)(3), free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                        (ii) All of the issued Patents disclosed on Schedule 5.01(k)(3) are currently in compliance with applicable Laws (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                        (iii) All products made, used, or sold under the Patents have been marked with the proper patent notice.

                (4)     Trademarks
                        ----------

                        (i) Schedule 5.01(k)(4) contains a complete and accurate list and summary description of all Marks utilized by the Companies. Except as disclosed on
                        Schedule 5.01(k)(4), one or more of the Companies is the owner of all right, title, and interest in and to each of the Marks disclosed on Schedule 5.01(k)(4), free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                        (ii) All Marks disclosed on Schedule 5.01(k)(4) that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal Laws (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                        (iii) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

                (5)     Copyrights
                        ----------

                        (i) Schedule 5.01(k)(5) contains a complete and accurate list and summary description of all Copyrights utilized by the Companies which have been registered. Except as disclosed on Schedule 5.01(k)(5), one or more of the Companies is the owner of all right, title, and interest in and to each of the Copyrights set forth on
                        Schedule 5.01(k)(5), free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                        (ii) All the Copyrights set forth on Schedule 5.01(k)(5) have been registered and are currently in compliance with formal Laws, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                        (iii) All works encompassed by the Copyrights have been marked with the proper copyright notice.

               (6)      Trade Secrets.  Except as set forth in Schedule
                        -------------
                        5.01(k)(6):

                        (i) Seller and the Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                        (ii) To the Knowledge of Seller, except in the Ordinary Course of Business, the Trade Secrets have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Companies) or to the detriment of the Companies. To the Knowledge of the Seller, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

            (l) Environmental and Safety Matters.  Except as disclosed in
                --------------------------------
Schedule 5.01(l), to the Knowledge of Seller and DASA:

                    (1) Each Company is, and at all times past and present has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller, DASA, nor any of the Companies has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, warning, or other communication from (i) any Governmental Body or private citizen acting in the public interest, (ii) the current or prior owner or operator of any Facilities, or (iii) any other Person or entity, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or any Company has now or ever had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, treated, stored, disposed of, transported by or to, manufactured, refined, transferred, imported, used, or processed by Seller, any Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, Released, or received.

               (2) There are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Seller or any Company has or ever had an interest.

               (3) None of Seller or the Companies has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law or Occupational Safety and Health Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or any Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Seller, any Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

               (4) Neither Seller nor any of the Companies, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Seller or any Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

               (5) There are no Hazardous Materials in quantities which would violate applicable Law or which would require remediation by Seller or Buyer present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of Seller, any Company, or any other Person for whose conduct they are or may be held responsible, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or any Company has or had an interest. There are no Environmental, Health, or Safety Liabilities associated with any other Person or place where Hazardous Materials generated by the Companies have been transported by or to, treated by or at, or disposed of by or at.

               (6) There has been no Release or Threat of Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Seller or any Company has or had an interest, or any geologically or hydrologically adjoining property, whether by Seller, any Company, or any other Person.

               (7) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or any Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, any Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws or Occupational Safety and Health Laws, or under which any Facility operates or has operated in the past.

          (m) Labor and Employment Matters.  Except as disclosed in Schedule
              ----------------------------
5.01(m), since July 1, 1998 there have not been any strikes, lockouts, demands for union recognition or certification, formal or informal attempts to organize employees of any of the Companies into a union. The Companies have complied in all respects with all federal, state and local Laws relating to the employment of any person, including ERISA (defined in Section 5.01(n)) Laws, relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation and payment and withholding of Taxes, and Laws prohibiting discrimination against any class or group of employees, former employees or applicants for employment, and except as disclosed in Schedule 5.01(m), since July 1, 1998 there have been no charges or claims by any person that any of the Companies has violated any such Law. To the Knowledge of the

Companies, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute.

          (n)                 Employee Benefit Plans.
                              ----------------------

               (1) Schedule 5.01(n)(1) contains a complete and accurate list of all Company Plans and Company Other Benefit Obligations and identifies as such all Company Plans that are (A) defined benefit Pension Plans,
          (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

               (2) Schedule 5.01(n)(2) sets forth a calculation of the liability of the Companies for post-retirement benefits other than pensions and applicable collective bargaining agreements.

               (3) Schedule 5.01(n)(3) sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

               (4)  Seller has delivered or made available to Buyer:

                    (i) all documents that set forth the terms of each Company Plan or Company Other Benefit Obligation and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Seller or the Companies are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and Company Other Benefit Obligations for which a plan description or summary plan description is not required;

                    (ii) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

                    (iii) all registration statements filed with respect to any Company Plan;

                    (iv) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

                    (v) all correspondence and notices that were given by any Company, any ERISA Affiliate of any Company, or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 5.01(n);

                    (vi) all correspondence and notices that were given by the IRS, the PBGC, or the Department of Labor to any Company, any ERISA Affiliate of any Company, or any Company Plan within the four years preceding the date of this Agreement; and

                    (vii) with respect to Qualified Plans, the most recent determination letter for each Plan of any Company that is a Qualified Plan or, if applicable, the most recent request for a determination letter.

               (5)  Except as set forth in Schedule 5.01(n)(5):

                    (i) The Companies have performed all of their respective obligations under all Company Plans and Company Other Benefit Obligations. The Companies have made appropriate entries in their financial records and statements for all obligations and liabilities under such Company Plans and Company Other Benefit Obligations that have accrued but are not due.

                    (ii) No statement, either written or oral, has been made by any Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to any Company or to Buyer.

                    (iii) The Companies, with respect to all Company Plans and Company Other Benefits Obligations are, and each Company Plan and Company Other Benefit Obligation is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 5.01(n), and with any applicable collective bargaining agreement.

                    (iv) No transaction prohibited by ERISA (S) 406 and no "prohibited transaction" under IRC (S) 4975(c) have occurred with respect to any Company Plan.

                    (v) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                    (vi) Each Company Plan (and service contract related thereto) can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                    (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan or Company Other Benefit Obligation is pending or, to Seller's Knowledge, is Threatened.

                    (viii) Each Qualified Plan of each Company is qualified in form and operation under IRC (S) 401(a); each trust for each such Plan is exempt from federal income tax under IRC (S) 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                    (ix)   No Company Plan is subject to Title IV of ERISA.

                    (x) Except to the extent required under ERISA (S) 601 et seq. and IRC (S) 4980B, no Company provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                    (xi) No payment that is owed or may become due to any director, officer, employee, or agent of any Company will be non-deductible to the Companies or subject to tax under IRC (S) 280G or (S) 4999; nor will any Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                    (xii) The consummation of the transactions contemplated by this Agreement will not result in the payment, vesting, or acceleration of any benefit (other than under the CMS Incentive Unit Plan).

                    (xiii) No Company has any direct or indirect liability or obligation with respect to any executive or other employee incentive, bonus, or benefit plan or program that is not completely and accurately reflected on the Current Balance Sheet (except with respect to the CMS Incentive Unit Plan).

               (6) Neither Buyer nor the Companies shall have any direct or indirect liability or obligation with respect to the CMS Incentive Unit Plan on or after the Closing Date except that the Companies may be obligated to pay on the Closing Date an agreed settlement related to such Incentive Unit Plan, in which case Seller shall provide evidence reasonably satisfactory to the Buyer that such payment was made on the Closing Date.

          (o)  Customers and Suppliers.  Schedule 5.01(o) discloses each of the
               -----------------------
customers and suppliers of each of the Companies whose purchases from or sales to such Company constituted five percent (5%) or more of such Company's net sales or net purchases, respectively, of products or services during the year ended December 31, 1997, showing, with respect to each, the name, dollar volume and nature of the relationship (including the principal categories of products or services bought or sold). Neither the Seller nor any of the Companies has received any notice from any such customer or supplier that such customer or supplier intends to take any action that would materially adversely affect the Companies' relationship with such customer or supplier.

          (p)                 Insurance.
                              ---------

          (1)       Seller has delivered to Buyer

                    (i) true and complete copies of all policies of insurance to which any Company is a party or under which any Company, or any director of any Company, is or has been covered at any time within the three years preceding the date of this Agreement; and

                    (ii) true and complete copies of all pending applications for policies of insurance.

          (2)       Schedule 5.01(p)(2) describes:

                    (i) any self-insurance arrangement by or affecting any Company, including any reserves established thereunder;

                    (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Company; and

                    (iii) all obligations of the Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

               (3) Schedule 5.01(p)(3) sets forth, by year, for the current policy year and each of the three preceding policy years:

                    (i)   a summary of the loss experience under each policy;

                    (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000, which sets forth
                    (A) the name of the claimant; (B) a description of the policy by insurer, type of insurance, and period of coverage; and (C) the amount and a brief description of the claim; and

                    (iii) statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

               (4)  Except as set forth in Schedule 5.01(p)(4):

                    (i) All policies to which any Company is a party or that provide coverage to Seller, any Company, or any director or officer of any Company (A) are valid, outstanding, and enforceable; (B) taken together, provide adequate insurance coverage for the assets and the operations of Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Companies; (C) are sufficient for compliance with all Laws and Contracts to which any Company is a party or by which any of them is bound; (D) will continue in full force and effect following the consummation of the transactions contemplated by this Agreement; and (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Company.

                    (ii) None of Seller or any Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                    (iii) The Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Company is a party or that provides coverage to any Company or director thereof.

                    (iv) The Companies have given notice to the insurer of all claims that may be insured thereby.

          (q)            Contracts, Agreements and Plans.
                         -------------------------------

               (1) Schedule 5.01(q)(1) contains a complete and accurate list, and Seller has delivered or made available to Buyer true and complete copies, of:

                    (i) Any management or employment Contract or Contract for personal services between any Company and any officer, consultant, director or employee, or any Affiliate of any thereof, which is not by its terms terminable at will without penalty by any such Company, or any Contract under which any person (other than sales personnel) receives commissions in varying amounts depending upon sales or other activities;

                    (ii) Any plan, Contract or arrangement under which any Company may provide insurance for or a loan to any officer, consultant, director, employee or member of their families or any Affiliate of any thereof;

                    (iii) Any Contract or agreement between any Company and any labor union;

                    (iv) Any Contract, commitment or agreement which involves capital expenditures by any Company after July 1, 1998 of more than one hundred thousand dollars ($100,000) or which together with all other such Contracts in the aggregate involve capital expenditures by the Companies after July 1, 1998 of more than five hundred thousand dollars ($500,000);

                    (v) Each Contract containing covenants that in any way purport to restrict the business activity of any Company or any Affiliate of any Company or limit the freedom of any Company or any Affiliate of a Company to engage in any line of business or to compete with any Person;

                    (vi) Any Contract under which any Company has outstanding indebtedness for borrowed money in excess of twenty five thousand dollars ($25,000) or has the right to borrow money;

                    (vii) Any Contract or agreement of any Company not made in the Ordinary Course of Business or made in violation of any Law;

                    (viii) Each Contract (or group of related or similar Contracts) that involves performance of services or delivery of goods or materials by one or more of the Companies of an amount or value in excess of $100,000;

                    (ix) Each Contract (or group of related or similar Contracts) that involves performance of services or delivery of goods or materials to one or more Companies of an amount or value in excess of $100,000;

                    (x) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract (or group of related or similar

                    Contracts) affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with terms of less than one year);

                    (xi) Each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                    (xii) Each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

                    (xiii) Each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Company with any other Person;

                    (xiv) Each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                    (xv) Each power of attorney that is currently effective and outstanding;

                    (xvi) Each Contract that contains or provides for an express undertaking by any Company to be responsible for consequential damages;

                    (xvii) Each written warranty, guaranty, and or other similar undertaking with respect to contractual performance of any person or entity other than a Company extended by any Company;

                    (xviii) Each Contract and agreement that contains any term or provision (including, without limitation, any "organizational conflict of interest" provision) that limits or restricts the right or ability of any Company or any Affiliate of any Company (or, upon the consummation of the transactions contemplated hereby, Buyer or any Affiliate of Buyer) to manufacture (or participate in the manufacturing of) or develop (or participate in the development of) any product or good or to become a party to (or participate in any) government contract or program; and

                    (xix) Each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

               (2) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.
          The Contracts relating to the sale, design, manufacture, or provision of products or services by the Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Law. Seller and the Companies have met any and all contractual or statutory obligations to provide current, complete and accurate cost or pricing data under all federal prime contracts or subcontracts upon which they have been or are a party (and any modifications thereto). Seller and the Companies warrant that no claims have been made to any Governmental Body (or any other person) that constitute either false claims or false statements actionable under law. There is no investigation or inquiry by any Governmental Body relating to any Contract between any Company and any Person (whether or not a Governmental Body), currently pending or, to the Knowledge of Seller or any Company, Threatened. Except as set forth in Schedule 5.01(q)(2), there are no audits relating to any Contract with any Governmental Body or other Person currently pending nor, to the Knowledge of Seller and the Companies, Threatened, and none of the Companies have been the subject of any such audit that has resulted in a determination or action that is adverse in any manner to the Companies. Neither Seller nor any of the Companies have committed any security violations relating to classified work under Contracts with Governmental Bodies or other Persons. There are no claims for any price reduction by any Governmental Body or other Persons currently pending, or to the Knowledge of Seller or any of the Companies, Threatened under the federal Truth in Negotiations Act or under any other Law, contractual provision, or otherwise. Neither Seller nor any of the Companies has any Knowledge of any matters which (i) adversely affect any Company's present responsibility to be awarded or to continue performance of any Contracts with a Governmental Body or any other Person, or (ii) require the submission of any adverse information in connection with any governmental Contract certification. All costs relating to Contracts with Governmental Bodies have been properly charged and certifications relating to such costs, including overhead costs, are accurate. All records pertaining to property of any Governmental Body in use by, or in possession of, any Company is accurate and complete.

               (3)  Except as set forth in Schedule 5.01(q)(3):

                    (i) each Company is, and at all times since January 1, 1997 has been, in full compliance with all applicable terms and requirements of each Contract under which such Company has or had any obligation or liability or by which such Company or any of the assets owned or used by such Company is or was bound;

                    (ii) each other Person that has or had any obligation or liability under any Contract under which a Company has or had any rights is, and at all times since January 1, 1997 has been, in full compliance with all applicable terms and requirements of such Contract;

                    (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract;

                    (iv) no Company has given to or received from any other Person, at any time since January 1, 1997, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.;

                    (v) None of Seller or any Related Party of Seller has or may acquire any rights under, and none of Seller or any Related Party of Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Company; and

                    (vi) no officer, director, agent, employee, consultant, or contractor of any Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Company, or (B) assign to any Company or to any other Person any rights to any invention, improvement, or discovery.

                    (vii) None of the Companies is a party to any Contract subject to U.S. Department of Defense Directive 5000.62.

          (r)  Compliance with Law.
               -------------------

               (1)  Except as set forth in Schedule 5.01(r)(1):

                    (i) each Company is, and at all times since January 1, 1993, has been, in full compliance with each Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                    (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Company of, or a failure on the part of any Company to comply with, any Law, or (B) may give rise to any obligation on the part of any Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                    (iii) no Company has received, at any time since January 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law, or (B) any actual, alleged, possible, or potential obligation on the part of any Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

               (2) Schedule 5.01(r)(2) contains a complete and accurate list of each Governmental Authorization that is held by any Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Company, including all active (i.e., not returned to the U.S. Departments of State or Commerce for termination) export license authorizations (including manufacturing licenses or technical assistance agreements approved by the Department of State). Each Governmental Authorization listed or required to be listed in Schedule 5.01(r)(2) is valid and in full force and effect. All Contracts or agreements (regardless of form) with foreign sales agents, representatives, consultants, or similar persons or entities, and all payments made or required thereunder, comply with applicable Law. Except as set forth in Schedule 5.01(r)(2):

                    (i) each Company is, and at all times since January 1, 1993 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 5.01(r)(2);

                    (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 5.01(r)(2), or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 5.01(r)(2);

                    (iii) no Company has received, at any time since January 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                    (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 5.01(r)(2) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

               The Governmental Authorizations listed in Schedule 5.01(r)(2) collectively constitute all of the Governmental Authorizations necessary to permit the Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Companies to own and use their assets in the manner in which they currently own and use such assets.

          (s)  Litigation.  Except as provided in Schedule 5.01(s), there are no
               ----------
material actions, suits or legal or administrative Proceedings, whether or not covered by insurance, instituted or pending or, to the Knowledge of the Companies or Seller, Threatened against or which may affect the Companies or their respective assets or which challenge, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. There is no Order to which any of the Companies, or any of the assets owned or used by any Company, is subject. Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by any Company. No officer, director, agent, or employee of any Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Company.

          (t)  Absence of Material Changes.  Except for this Agreement or as
               ---------------------------
disclosed in Schedule 5.01(t), without the approval of Buyer, none of the Companies has since January 1, 1998:

               (1) issued or sold any of its bonds, debentures, notes or other securities or issued, sold or granted any option, warrant or right to purchase any thereof, or borrowed any money from any Person or guaranteed the payment or performance of any obligation of any Person;

               (2) except for sales of inventory in the Ordinary Course of Business, sold, leased, disposed of, mortgaged, pledged or subjected to any Encumbrance (other than Permitted Liens), or waived any substantial rights relating to, any of its material property or assets, tangible or intangible;

               (3) suffered any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of its properties or assets;

               (4) abnormally curtailed purchases of equipment or supplies, or failed to maintain a normal quantity of equipment and supplies to allow continued operation of the Facilities after the Closing in a normal operational manner or as required by any law;

               (5) suffered any change in its condition (financial or otherwise) or in its assets, liabilities or business, except changes which have not, individually or in the aggregate, had a material adverse effect on its respective business, property, assets or financial condition;

               (6) made any material change in the accounting methods used by any Company;

               (7) cancelled or waived any claims or rights with a value to any Company in excess of $100,000;

               (8) except with respect to the CMS Incentive Unit Plan, made any payment or increase of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entered into any employment, severance, or similar Contract with any director, officer, or employee;

               (9) adopted any, or, except as required by the terms of any Plan as in effect on January 1, 1998, increased the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Company; or

               (10) entered into any agreement, whether oral or written, to do any of the foregoing.

          (u)  Liability for Finder's Fees.  No liability for brokerage fees,
               ---------------------------
finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any transaction contemplated hereby has been incurred by the Companies or Seller.

          (v)  Accounts Receivable.  All accounts receivable of the Companies
               -------------------
that are reflected on the 1997 Companies Balance Sheet or the Current Financial Information and on the accounting records of the Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Current Financial Information or on the accounting records of the Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Current Financial Information and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
Schedule 5.01(v) contains a complete and accurate list of all Accounts Receivable as of the date of the 1997 Companies Balance Sheet and the Current Financial Information, which list sets forth the aging of such Accounts Receivable.

          (w)  Employees.
               ---------

               (1) Schedule 5.01(w) contains, a complete and accurate list of the following information for each employee or director of the Companies, including each employee on leave of absence, short-term disability, long-term disability or layoff status: employer; name; job title; date of birth; date of hire; current compensation paid or payable and any change in compensation since January 1, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan; a summary of any other arrangement (written or otherwise) relating to the compensation or benefits to which such individual is entitled.

               (2) No employee or director of any Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect
          (i) the performance of his duties as an employee or director of the Companies, or (ii) the ability of any Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Companies by any such employee or director. To the Knowledge of Seller, no director, officer, or other key employee of any Company intends to terminate his employment with such Company.

               (3) Schedule 5.01(w)(3) also contains a complete and accurate list of the following information for each retired employee or director of the Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

          (x)  Relationships with Related Persons. Except as set forth on
               ----------------------------------
Schedule 5.01(x), neither Seller nor any Related Person of Seller or the Companies has, or since January 1, 1997 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Companies' businesses. Except as set forth on Schedule 5.01(x), neither Seller nor any Related Person of Seller or the Companies is, or since January 1, 1997 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Company, or (ii) engaged in competition with any Company with respect to any line of the products or services of such Company (a "Competing Business") in any market presently served by such Company, except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth on Schedule 5.01(x), neither Seller nor any Related Person of Seller or the Companies is a party to any Contract with, or has any claim or right against, Company.

          (y)  Certain Payments. Since July 1, 1993, no Company or director,
               ----------------
officer, agent, or employee of any Company, or any other Person associated with or acting for or on behalf of any Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment or offered or provided something of value to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Company or any Affiliate of a Company, or (iv) in violation of any Law, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Companies.

          (z)  Software.
               --------

               (1) Schedule 5.01(z)(1) contains a complete and accurate list of all computer software owned by each Company which is significant to the business and operations of the Companies (the "Owned Software"). Except as set forth in Schedule 5.01(z)(1), each respective Company has exclusive title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. The Owned Software is not dependent on any Licensed Software (as defined in Section 5.01(z)(2)) in order to fully operate in the manner in which it is intended. No Owned Software has been published or disclosed to any other parties, except as set forth in Schedule 5.01(z)(1), and except pursuant to contracts requiring such other parties to keep the Owned Software confidential. No such other party has breached any such obligation of confidentiality.

               (2) Schedule 5.01(z)(2) contains a complete and accurate list of all software under which any Company is a licensee, lessee or otherwise has obtained the right to use such software (the "Licensed Software"). Schedule 5.01(z)(2) also sets forth a list of all license fees, rents, royalties or other charges that such Company is required or obligated to pay with respect to the Licensed Software. The applicable Companies have the right and license to use, sublicense, modify and copy the Licensed Software, free and clear of any limitations or encumbrances except as may be set forth in any license agreements listed in Schedule 5.01(z)(2). Each Company is in full compliance with all provisions of any license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. Except as disclosed in
          Schedule 5.01(z)(2), none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. No Company has published or disclosed any Licensed Software to any other party.

               (3) The Owned Software and Licensed Software constitute all software used in the businesses of the Companies (the "Companies' Software"). Schedule 5.01(z)(3) sets forth a list of all contract programmers, independent contractors, nonemployee agents and Persons or other entities (other than employees) who have performed computer programming services for any Company and identifies all contracts and agreements pursuant to which such services were performed since January 1, 1994. The transactions contemplated herein will not cause a breach or default under any licenses, leases or similar agreements relating to the Companies' Software or impair Buyer's or the Companies' ability to use the Companies' Software in the same manner as such computer software is currently used by the Companies. No Company is infringing any intellectual property rights of any other Person or entity with respect to the Companies' Software, and to the knowledge of Seller, no other Person or entity is infringing any intellectual property rights of any Company with respect to the Companies' Software.

          (aa) Year 2000 Compliance. Seller has delivered to Buyer all existing
               --------------------
reports, studies, analyses, and information (regardless or nature or form) relating to (i) the extent to which the Companies' software, hardware, databases, embedded control systems, or other equipment or devices (collectively, the "Systems") will be adversely affected by the year 2000 or the advent of the twenty-first century, (ii) the anticipated expenses arising from or related to any failure of the Companies' Systems to be year 2000 compliant,
(iii) the actions that must be taken in the future, as well as all actions taken in the past, to cause the Systems of the Companies to become year 2000 compliant, or (iv) any other matter relating to the Companies' year 2000 compliance.

          (bb) Disclosure.
               ----------

               (1) No representation or warranty of Seller in this Agreement and no statement in any of the schedules to this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

               (2) To the Knowledge of Seller, there is no fact that has specific application to Seller or any Company or Subsidiary (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller can reasonably foresee, materially Threatens, the assets, business, prospects, financial condition, or results of operations of the Companies (on a consolidated basis) that has not been set forth in this Agreement or in the schedules hereto.

          (cc) Books and Records. Since January 1, 1994 the books of account,
               -----------------
minute books, stock record books, and other records of the Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Companies are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books except with respect to actions which may have been taken with respect to the CMS Incentive Unit Plan. At the Closing, all of those books and records will be in the possession of the Companies.

          (dd) No Proceedings; No Prohibition.  To the Knowledge of Seller or
               ------------------------------
DASA, there has not been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement. To the Knowledge of Seller or DASA, neither the consummation nor the performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material adverse consequence under, (a) any applicable Law or Order, or (b) any Law or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

          (ee) Defense-Related Business.  All of the defense-related business of
               ------------------------
Daimler-Benz, AG and its Affiliates is contained within DASA and DASA's Subsidiaries.

     5.02.  Representations and Warranties of Buyer.
            ---------------------------------------

     Buyer represents and warrants to Seller as follows:

          (a) Incorporation, Qualification, etc.  Buyer is a corporation duly
              ----------------------------------
organized, validly existing and in good standing under the laws of Virginia, with all necessary power to own and lease its properties and to carry on its business as and where such properties are now owned or leased and such business is now being carried on. The certificate of incorporation and bylaws of Buyer, which have previously been delivered to Seller, are complete and correct and have not been amended since January 1, 1998.

          (b) Due Authorization of Agreement; No Conflict with Other
              ------------------------------------------------------
Instruments.  Buyer has full power and authority and has taken all necessary
-----------
action to execute, deliver and consummate this Agreement and to perform all the terms and conditions hereof to be performed by Buyer. This Agreement is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. The execution and delivery by Buyer of this Agreement, the consummation by Buyer of the transactions which this Agreement contemplates will be consummated by Buyer, and Buyer's fulfillment of and compliance with the terms and provisions hereof applicable to Buyer, do not and will not (i) violate any law applicable to Buyer, or (ii) conflict with, result in a Breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any agreement or instrument to which Buyer is a party or by which Buyer is bound.

          (c) Liability for Finder's Fees.  Except for the financial services
              ---------------------------
advisory fee to be paid to J.P. Morgan Securities Inc. solely by Buyer, no liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any transaction contemplated hereby has been incurred by Buyer.

          (d) Investment.  Buyer (i) understands that the Shares have not been,
              ----------
and will not be, registered under the Securities Act or under any state securities law, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Shares for investment and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Companies and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Shares, and (vi) is an accredited investor within the meaning of the regulations under the Securities Act.

          (e) Legal Proceedings.  There is no order or action pending or, to the
              -----------------
Knowledge of Buyer, Threatened against or affecting Buyer that has or would reasonably be expected to have a material adverse effect on Buyer's ability to perform this Agreement or any aspect of the transactions contemplated hereby.

          (f) Investigation.  Buyer has conducted its own independent review and
              -------------
analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Companies and acknowledges that Buyer has been provided with access to certain personnel, properties, premises and records of the Companies for such purpose. In entering into this Agreement, Buyer has relied upon the information provided by Seller and upon its own analysis of the information provided by Seller.

          (g) Access to Premises and Information.  Buyer and its authorized
              ----------------------------------
representatives have had access to certain of the officers, agreed-to employees and books and records of the Companies.


ARTICLE VI.  REMEDIES FOR BREACHES OF THIS AGREEMENT

     6.01. Survival; Right to Indemnification Not Affected by Knowledge.  All
           ------------------------------------------------------------
representations, warranties, covenants, and obligations in this Agreement, the schedules hereto, the certificate delivered pursuant to Section 1.03(b)(1)(B), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification and payment of Damages (as defined below) based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation; provided, however, that no breach by Seller of any representation or warranty in this Agreement shall be deemed to be a breach of this Agreement for any purpose hereunder if any officer of Buyer had actual knowledge of such breach at the time of the execution of this Agreement provided, however, Buyer and Seller acknowledge that the items set forth on Exhibit 6.01 have not been delivered at the time of execution of this Agreement and Seller agrees (i) to deliver such items on or before the Closing Date, and (ii) that Buyer shall not have waived any right to claim a breach of any representation or warranty in this Agreement with respect to such items. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     6.02.  Indemnification and Payment of Damages by Seller.  Seller will
            ------------------------------------------------
indemnify and hold harmless Buyer, the Companies, and their respective Representatives, stockholders, controlling persons, and Affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees), penalties, fines, compliance costs, or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by Seller in this Agreement as of the Closing Date, the schedules hereto, or any other certificate or document delivered by Seller pursuant to this Agreement;

          (b) any Breach by Seller of any covenant, agreement, or obligation of Seller in this Agreement;

          (c) any product shipped or manufactured by, or any services provided by, the Companies prior to the Closing Date;

          (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Companies (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement; and

          (e) any direct or indirect liability or obligation of any Company with respect to any subsidiary (including, without limitation, CMS Environmental, Inc.), division, department, business, investment, or operation of any such Company that was discontinued, sold, transferred, disposed of, dissolved, or liquidated on or prior to the Closing Date or in connection with Section 3.09.

          Except in the event of fraud or willful misconduct by Seller, the indemnification provisions in this Article VI are the sole and exclusive remedies for a breach of any representation, warranty, covenant, agreement or obligation hereunder and are in lieu of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant, agreement or obligation.

     6.03.  Indemnification and Payment of Damages by Sellers--Environmental
            ----------------------------------------------------------------
Matters.  In addition to the provisions of Section 6.02, Seller will indemnify
-------
and hold harmless Buyer, the Companies, and the other Indemnified Persons for, and will pay to Buyer, the Companies, and the other Indemnified Persons the amount of, any Damages (including, without limitation, costs of cleanup, containment, remediation, compliance, and response) arising, directly or indirectly, from or in connection with:

          (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Seller or the Companies has or ever had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii)
(A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, disposed of, Released, or otherwise handled by Seller or its predecessor, the Companies or by any other Person for whose conduct that Seller or the Companies are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Seller, the Companies or by any other Person for whose conduct they are or may be held responsible; or

          (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Seller, the Companies or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Companies prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by Seller, the Companies or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

          Buyer will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section

6.03. The procedure described in Section 6.08 will apply to any claim solely for monetary damages relating to a matter covered by this Section 6.03.

     6.04.  Indemnification and Payment of Damages by Buyer.  Buyer will
            -----------------------------------------------
indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the transactions contemplated by this Agreement. In addition, Buyer agrees to indemnify Seller for any additional tax owed by Seller and/or the common parent of the consolidated group of which Seller is a member (including tax owed by same as a result of this indemnification payment) resulting from any transaction (not including the payments described in Section 4.06(a)(ii) regarding the Incentive Unit Plan) not in the ordinary course of business occurring on the Closing Date after Buyer's purchase of the Shares.

     6.05.  Time Limitations.
            -----------------

          (a) Except as set forth in Sections 6.05(b), 6.05(c), and 6.05(d), below, all claims with respect to any representation or warranty, or covenant, agreement, or obligation to be performed and complied with prior to the Closing Date, must be made by the Buyer to the Seller within two (2) years of the Closing Date.

          (b) All claims with respect to Section 6.02(c) may be made by Buyer to Seller at any time within four (4) years of the Closing Date.

          (c) All claims under Sections 5.01(l) and 6.03 which relate solely to Current Sites, and all claims under Section 5.01(q) (with respect to any Contract with any Governmental Body), may be made by Buyer to Seller at any time within five (5) years of the Closing Date.

          (d) All claims with respect to Sections 5.01(a), 5.01(e), 5.01(h), 5.01(l) (excluding claims which relate solely to Current Sites), 6.02(e), or
6.03 (excluding claims which relate solely to Current Sites) or a claim for indemnification or reimbursement based upon any covenant or obligation to be performed or complied with after the Closing Date may be brought at any time after the Closing Date.

          (e) All claims by Seller against Buyer (for indemnification or otherwise) pursuant to this Agreement with respect to any representation or warranty, or covenant or obligation to be performed or complied with on or prior to the Closing Date, must be made within two (2) years of the Closing Date.

          (f)  For purposes of Sections 6.05 and 6.06, a claim relating to
Section 5.01(l) or 6.03 shall be deemed to relate solely to a Current Site only if such claim arises from and relates solely to the use or Release of Hazardous Materials within the legal boundaries of such Current Site. For purposes of explanation and not of limitation, a claim shall not be deemed to relate solely to a Current Site if it arises from or relates to the transport, shipment, or movement of any material or substance to or from any Current Site.

          (g) For purposes of this Section 6.05, a claim shall be deemed to be made when a claiming party notifies the party upon whom a claim is to made, in writing, of the existence of a claim specifying the factual basis for such claim in reasonable detail to the extent known by the claiming party.

     6.06.  Limitations on Amount--Sellers.  Seller will have no liability for
            ------------------------------
indemnification or payment of Damages with respect to the matters described in clause (a) of Section 6.02 until the total of all Damages with respect to such matters exceeds Three Hundred Thousand Dollars ($300,000), and then only for the amount by which such Damages exceed Three Hundred Thousand Dollars ($300,000). Except as set forth below, Seller will have no obligation to indemnify Buyer under this Article VI for an aggregate amount in excess of twenty-five percent (25%) of the Purchase Price. However, no limitation set forth in this Section
6.06 will apply to: (i) any Breach of any of Sellers' representations and warranties of which Seller or any DASA employee who has material knowledge of the matters set forth herein as of the date hereof had Knowledge on the date on which such representation and warranty is made or any intentional Breach by Seller of any covenant or obligation or; (ii) any Breach of any representation or warranty made by Seller in Section 5.01(l) or any indemnity by Seller pursuant to Section 6.03 (other than a Breach or indemnity which relates solely to Current Sites); (iii) any breach by Seller of the representation and warranty made by Seller in Section 5.01(n)(6); or (iv) any indemnity by Seller pursuant to Section 6.02(e). In addition, none of the indemnities, liabilities, and obligations described in the immediately preceding sentence shall be included in the calculation of the aggregate cap on indemnity set forth in this Section
6.06. The limitations set forth in the first sentence of this Section 6.06 shall not apply to any indemnity claim pursuant to Sections 6.02(c) or 6.02(d).

     6.07.  Limitations on Amount--Buyer.  Buyer will have no liability (for
            ----------------------------
indemnification or otherwise) with respect to the matters described in clause
(a) of Section 6.04 until the total of all Damages with respect to such matters exceeds Three Hundred Thousand Dollars ($300,000), and then only for the amount by which such Damages exceed Three Hundred Thousand Dollars ($300,000). However, this Section 6.07 will not apply to any Breach of any of

Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches. In no event will Buyer have any obligation to indemnify Seller under this Article VI for an aggregate amount in excess of twenty-five percent (25%) of the Purchase Price.

     6.08.  Procedure for Indemnification--Third Party Claims.
            -------------------------------------------------

          (a) Promptly after receipt by an indemnified party under Section 6.02, 6.04, or (to the extent provided in the last sentence of Section 6.03) Section
6.03 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b) If any Proceeding referred to in Section 6.08(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article VI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     6.09.  Procedure for Indemnification--Other Claims.  A claim for
            -------------------------------------------
indemnification for any matter pursuant to this Article VI not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     6.10 Special Indemnity Matters.
          -------------------------

          (a) In addition to the other indemnities provided by Seller to Buyer pursuant to this Article VI, the Seller agrees to indemnify Buyer and pay to Buyer an amount equal to fifty percent (50%) of all amounts expended by Buyer or any Company, in connection with qualifying the AFDS pursuant to the agreement (or modification or amendment thereto) as it relates to the work package of adapting the AFDS to the A7 aircraft between Lenkflugkoerpersysteme GmbH and CMS Defense Systems, Inc. dated June 23, 1998 and June 24, 1998 relating to sales of the AFDS to the Hellenic Air Force, to the extent such amounts expended exceed Four Million Dollars ($4,000,000). Buyer shall inform or cause the relevant Company to inform LFK and obtain LFK's agreement before making any expense in excess of $4,000,000. In the event that LFK objects to any reasonable expense requested by Buyer or any Company, the Seller shall obtain a complete release from LFK of all further obligations of Buyer or any Company with respect to such qualification and contract. Expenses shall be in auditable form as customary under U.S. government contracts.

          (b) With respect to any claim by Buyer against Seller for (i) a breach of the representations or warranties set forth in Section 5.01(l) or (ii) indemnification with respect to Section 6.03, which breach or indemnity relates to or arises out of the Companies' Rock Hill (Florida) or Arkansas properties or facilities (any such claim by Buyer being referred to as a "Qualified Environmental Claim"), Seller shall be liable to the Buyer for an amount of up to ten percent (10%) of the Purchase Price, in addition to amounts otherwise available pursuant to the limitation set forth in Section 6.06. The additional indemnity set forth in this Section 6.10(b) shall not preclude the assertion of a Qualified Environmental Claim by Buyer against Seller outside of this Section 6.10(b); provided, however, that the special indemnity set forth in this Section 6.10(b) shall be utilized in full before satisfying any Qualified Environmental Claim outside of this Section 6.10(b).

          (c) Buyer hereby agrees that, with respect to indemnification claims pursuant to Section 6.02(c), Seller shall be entitled to require that Buyer first proceed to make claims against all insurance policies of the Companies which provide coverage for claims for which indemnity may be sought pursuant to
Section 6.02(c). All amounts owing by Seller to Buyer for indemnity claims pursuant to Section 6.02(c) shall be offset by the amount of any proceeds of such insurance which relates to such claim and are collected by any Company. All time limitations set forth in Section 6.05 shall be tolled during all times in which Buyer is pursuing claims against insurance policies for claims otherwise covered by Section 6.02(c).

     6.11.  Subrogation, etc.  Buyer and Seller agree that if either makes any
            ----------------
indemnification payment to the other hereunder, the party making such payment shall by way of subrogation or otherwise succeed to all rights of the indemnified party to collect any amounts for which indemnification payments may have been made.

     6.12.  Determination of Damages.  The Parties shall make appropriate
            ------------------------
adjustments for tax benefits in determining Damages for purposes of this Article
VI. All payments under this Article IV shall be deemed adjustments to the Purchase Price.

ARTICLE VII.  MISCELLANEOUS

     7.01   [Intentionally Omitted]

     7.02.  Expenses.  Each party hereto shall bear all expenses incurred by
            --------
such party in connection with the negotiation, preparation, execution and performance of this Agreement, and none of such expenses shall be borne by the Companies.

     7.03.  Press Releases and Public Announcements.  Except as otherwise
            ---------------------------------------
required by Law or by applicable rules of any securities exchange or association of securities dealers, prior to or after the Closing neither Buyer, Seller nor the Companies shall issue any press release, make any public announcement or otherwise disclose any information for the purpose of publication by any print, broadcast or other public media, relating to the transactions contemplated by this Agreement, without the prior approval of Buyer and Seller.

     7.04.  Notices.  All notices, demands, claims, requests, undertakings,
            -------
consents, opinions and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery or by mail, facsimile transmission, telegraph or similar means of communication, and shall be deemed to have been given or made when personally delivered, when delivered to the telegraph or telephone company, charges prepaid, and otherwise when received, addressed to the respective parties as follows:

          (a)  If to Buyer:

               Primex Technologies, Inc.
               10101 Ninth Street North
               St. Petersburg, Florida  33716
               Attention:  George H. Pain, Esq.
               Facsimile:  (813) 578-8286

               With a copy to:

               Fowler, White, Gillen, Boggs,
                  Villareal and Banker, P.A.
               501 East Kennedy Boulevard
               Suite 1700
               Tampa, Florida  33602
               Attention:  R. Alan Higbee, Esq.
               Facsimile:  (813) 228-9401

or to such other address as Buyer may from time to time designate by notice to Seller with respect to future notices, demands and other communications to Buyer; or

          (b)  If to Seller:

               Dr. Peter M. Kleinschmidt
               Daimler-Benz Aerospace A.G.
               P.O. Box 80 11 09
               81663 Muenchen, Germany
               Facsimile:  49-89-60734717

               With a copy to:

               Delbert D. Smith, Esq.
               Reed Smith Shaw & McClay LLP
               1301 K Street, N.W.
               Suite 1100, East Tower
               Washington, D.C. 20005
               Facsimile:  (202) 414-9299

or to such other address as Seller may from time to time designate by notice to Buyer with respect to future notices, demands and other communications to Seller.

     7.05.  No Third-party Beneficiaries.  This Agreement shall not confer any
            ----------------------------
rights or remedies upon any person other than the parties to this Agreement and their respective successors and permitted assigns.

     7.06.  Governing Law; Jurisdiction.
            ---------------------------

          (a) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of Delaware without giving effect to any choice or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Delaware.

          (b) Submission to Jurisdiction.  Buyer and Seller submit to the
              --------------------------
jurisdiction of any state or federal court sitting in the Middle District of Florida, in any action or Proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or Proceeding shall be heard and determined exclusively in any such court. Buyer and Seller waive any defense of inconvenient forum to the maintenance of any action or Proceeding so brought and waive any bond, surety, or other security that might be required of any other party with respect to the jurisdiction of such forum.

     7.07.  Amendments and Waivers.  No amendment of any provision of this
            ----------------------
Agreement, and no postponement or waiver of any such provision or of any default, misrepresentation, or Breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless such amendment, postponement or waiver is in writing and signed by or on behalf of Buyer or Seller. No such amendment, postponement or waiver shall be deemed to extend to any prior or subsequent matter, whether or not similar to the subject matter of such amendment, postponement or waiver. No failure or delay on the part of Buyer or Seller in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     7.08.  Succession and Assignment.  This Agreement shall be binding upon and
            -------------------------
inure to the benefit of Buyer, Seller and their respective successors and permitted assigns. Neither Buyer nor Seller may assign this Agreement or any of their respective rights, interests or obligations hereunder without the prior approval of the other party hereto, except that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder; except that in any event Buyer shall remain responsible for the performance, by itself or its assignee, of all of its obligations hereunder.

     7.09.  Termination.  This Agreement may, by notice given prior to or at the
            -----------
Closing, be terminated:

          (a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

          (b) (i) by Buyer if any of the conditions in Section 2.01 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section
2.02 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

          (c) by mutual consent of Buyer and Seller; or

          (d) by either Buyer or Seller, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 1999, or such later date as the parties may agree upon.

     7.10.  Effect of Termination.  Each party's right of termination under
            ---------------------
Section 7.09 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.09, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 7.02 and 7.03 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     7.11.  Matters of Construction, Interpretation and the Like.
            ----------------------------------------------------

            (a) Construction.  Buyer and Seller have participated jointly in the
                ------------
negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any of the provisions of this Agreement. Any reference to any law shall be deemed also to refer to all rules, regulations, orders or decrees promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Each representation, warranty and covenant contained herein shall have independent significance. If Buyer or Seller Breaches in any respect any representation, warranty, covenant or other obligation contained herein or created hereby, the fact that there exists another representation, warranty, covenant or obligation relating to the same subject matter (regardless of the relative levels of specificity) which has not been Breached shall not detract from or mitigate the consequences of such Breach. The rights and remedies of the parties expressly specified in this Agreement are exclusive of any rights or remedies which the parties would otherwise have at law or equity. The exhibits specified in this Agreement are incorporated herein by reference and made a part hereof. The article and section headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement.

          (b) Severability.  The invalidity or unenforceability of one or more
              ------------
of the provisions of this Agreement in any situation in any jurisdiction shall not affect the validity or enforceability of any other provision hereof or the validity or enforceability of the offending provision in any other situation or jurisdiction. Provided, however, if one or more of the provisions of this Agreement is invalid or unenforceable in any jurisdiction, the parties shall negotiate in good faith to substitute a commercially reasonable alternative to the invalid or unenforceable provision.

          (c) Entire Agreement; Counterparts.  This Agreement (including the
              ------------------------------
other documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     7.12.  Disclosure Schedules; Certificates and Information.  The
            --------------------------------------------------
representations and warranties of the Seller set forth in this Agreement are made and given subject to the disclosures contained in the schedules hereto. Seller has used its best efforts to in good faith place all information required to be disclosed by Seller hereunder in the schedules to which such information relates. However, in the event that any item or items of information required to be disclosed in a particular schedule hereto are inadvertently omitted from any schedule hereto, then such item or items of information shall be deemed to be disclosed in such schedule if, and only if (i) such omission was not the result of bad faith, negligence, or a failure by Seller to use best efforts to place such information in the appropriate schedule, (ii) the omitted information was clearly and explicitly set forth in another schedule to this Agreement in a manner that, if placed verbatim in the appropriate schedule, would have clearly and unambiguously modified the representation and warranty to which the appropriate schedule relates, and (iii) all such omissions, when considered in the aggregate, are not material to the business, operations, or condition (financial or otherwise) of any Company. Any certificate or information provided to Buyer (or any of Buyer's employees, agents, representatives, or advisors) by any officer, director, or employee of Seller (or any Affiliate of Seller) in connection with the transactions contemplated by this Agreement shall be deemed for all purposes to be provided by Seller.

ARTICLE VIII.  DEFINITIONS

     The terms defined in this Article VIII shall have the meanings specified or referred to in this Article VIII, for all purposes of this Agreement.

     "1997 Companies Balance Sheet" means the combined, audited balance sheet of DRI and CMS and their Subsidiaries at December 31, 1997 referred to in Section 5.01(f).

     "Adjusted Current Balance Sheet" shall mean the Balance Sheet of the Companies attached hereto as Exhibit 1.02(b)(1).

     "Adjusted Stockholder's Equity" means, at any date after August 31, 1998, the Stockholder's Equity of the Companies on such date as reflected on the balance sheet for the Companies and containing the adjustments provided for on
Exhibit 1.02(b)(1).

     "AFDS" has the meaning set forth in Section 4.07.

     "Affiliate" shall mean with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     "Agreement" or "this Agreement" means this instrument as originally executed and delivered, or, if amended or supplemented, as so amended or supplemented.

     "Benefit Plans" has the meaning set forth in Section 5.01(n).

     "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement, any instrument delivered pursuant to this Agreement, or other agreement or instrument will be deemed to have occurred if there is or has been (a) any inaccuracy in or Breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, Breach, failure, claim, occurrence, or circumstance.

     "Buyer" means Primex Technologies, Inc., a Virginia corporation.

     "CERCLA" has the meaning set forth in Section 5.01(l).

     "Closing" has the meaning set forth in Section 1.03(a).

     "Closing Date" means the date on which the Closing is completed.

     "Closing Date Balance Sheet" has the meaning set forth in Section 1.02(b).

     "CMS" means CMS, Inc., a Delaware corporation.

     "CMS Common Stock" means the common stock, no par value per share, of CMS.

     "Companies" means, collectively, CMS, DRI and their respective Subsidiaries (exclusive of CMS Environmental, Inc.), and "Company" means any of the Companies.

     "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by a Company or an ERISA Affiliate of a Company.

     "Company Plan" means all Plans of which a Company or an ERISA Affiliate of a Company is or was a Plan Sponsor, or to which a Company or an ERISA Affiliate of Company otherwise contributes or has contributed, or in which a Company or an ERISA Affiliate of a Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

     "Confidential Information" means, collectively, the following, any and all of which constitute confidential information of the Companies: (i) any and all trade secrets concerning the business and affairs of the Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of the Companies, and any other information, however documented), of the Companies that is a trade secret within the meaning applicable law; (ii) any and all information concerning the business and affairs of the Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Companies containing or based, in whole or in part, on any information included in the foregoing; provided, however, that the term "Confidential Information" does not include any technology, intellectual property, or other information or materials provided or licensed by DASA or any downstream Affiliate of DASA pursuant to Section 2.01(h) of this Agreement.

     "Consent," whether or not capitalized, means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "Contract," whether or not capitalized, means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) (a) under which any Company has or may acquire any rights, (b) under which any Company has or may become subject to any obligation or liability, or
(c) by which any Company or any of the assets owned or used by it is or may become bound.

     "Current Balance Sheet" means the unaudited balance sheet prepared by the Companies as of August 31, 1998, which has been furnished by Seller to Buyer as a part of the Current Financial Information.

     "Current Business Plans" has the meaning set forth in Section 2.01(h).

     "Current Financial Information" means the unaudited interim financial statements prepared by the Companies for the period beginning January 1, 1998, and ending August 31, 1998, which have been furnished by Seller to Buyer.

     "Current Site" means any one or more of the sites listed on Exhibit 8 hereto.

     "Damages" has the meaning set forth in Section 6.02.

     "DASA" means Daimler-Benz Aerospace A.G., a wholly owned subsidiary of Daimler-Benz A.G.

     "DRI" means Defense Research, Inc., an Alabama corporation.

     "DRI Common Stock" means the common stock, par value $0.01 per share, of DRI.

     "DRI Preferred Stock" means the preferred stock, per value $1.00 per share, of DRI.

     "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, engineering, reconstruction, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include, but are not limited to, the types of activities covered by CERCLA.

     "Environmental Law" means any Law that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have an impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, regulating the emission or discharge, or minimizing the hazardous characteristics of wastes that are generated or Hazardous Materials;

          (d) assuring that products and Hazardous Materials are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when stored, processed, manufactured, used, or disposed of;

          (e) protecting resources, species, or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, Hazardous Materials, or other potentially harmful substances;

          (g) cleaning up pollutants or Hazardous Materials that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for injuries or damages done to their health, their property, their enjoyment of property, or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" has the meaning set forth in Section 5.01(n).

     "ERISA Affiliate" means, with respect to any specified Company, any other person that, together with the specified Company, would be treated as a single employer under IRC (S) 414.

     "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by any Company and buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Company.

     "GAAP" has the meaning set forth in Section 5.01(f).

     "Governmental Body" means any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Companies.

     "Hazardous Materials" means any waste, chemical, material, or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to, or is regulated under or pursuant to, any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "Indemnified Persons" has the meaning set forth in Section 6.02.

     "Intellectual Property Assets" means

          (a) the names "CMS, Inc.", "Defense Research Incorporated", "Hitech, Inc.", "CMS Defense Systems, Inc.", "Orlando Technology, Incorporated", "CMS International FSC, Inc.", and all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (b) all patents, patent applications, and inventions and discoveries (regardless of whether such inventions or discoveries are patentable) (collectively, "Patents");

          (c) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

          (d) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints, other than know-how, technical information, and data which is generally available to the public or available in the industries in which the Companies compete (collectively, "Trade Secrets");

owned, used, or licensed by any Company.

     "IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

          (a) such individual is actually aware of such fact or other matter; or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, management employee, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Law" means any federal, state, local, municipal, foreign, international, multinational, or other administrative agency order, certificate, policy guideline, constitution, law, ordinance, principle of common law, regulation, Executive Order, statute, or treaty.

     "Liability," whether or not capitalized, means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Multi-Employer Plan" has the meaning given in ERISA (S) 3(37)(A).

     "Negative NOL Adjustment" has the meaning set forth in Section 1.02(c)(3).

     "NOL Adjustment" has the meaning set forth in Section 1.02(c)(3).

     "NOL Adjustment Notice" has the  meaning set forth in Section 1.02(c)(1).

     "Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons.

     "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC (S) 132.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Liens" means as of any given time:

               (1) liens and charges for then current state, county, city, school or other municipal Taxes, levies or assessments not then due and payable or which remain payable without interest or penalty;

               (2) easements, rights-of-way, title exceptions and reservations, restrictions, zoning ordinances and other encumbrances which do not materially adversely affect the use of the properties subject thereto by the Companies in the Ordinary Course of Business; and

               (3) obligations and duties of the Companies, not interfering with the Ordinary Course of Business, as tenant, subtenant or lessee under any leases of real or personal property wherever situated.

     "Person," whether or not capitalized, means an individual, corporation, partnership, limited liability company or partnership, unincorporated organization, voluntary association, joint stock company, estate, trust, joint venture, association, organization, labor union, or other entity or Governmental Body.

     "Pension Plan" has the meaning given in ERISA (S) 3(2)(A).

     "Plan" has the meaning given in ERISA (S) 3(3).

     "Plan Sponsor" has the meaning given in ERISA (S) 3(16)(B).

     "Positive NOL Adjustment" has the meaning set forth in Section 1.02(c)(3).

     "Preliminary Purchase Price" has the meaning set forth in Section
1.02(b)(5).

     "Prime Rate" has the meaning set forth in Section 1.02(b)(5).

     "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price" has the meaning set forth in Section 1.02(a) hereof.

     "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC (S) 401(a).

     "Reasonable Efforts" means diligent, reasonable and good-faith efforts to accomplish the objective, but not requiring the expenditure of all available resources.

     "Reed Smith" has the meaning set forth in Section 1.03(a).

     "Related Person" means with respect to a particular individual:

          (a) each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any Person that holds a Material Interest in such specified
Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d) any Person in which such specified Person holds a Material
Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related Person of any individual described in clause (b) or
(c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Seller" means Daimler-Benz Finance Corporation, a Delaware corporation.

     "Shares"  has the meaning set forth in Section 1.01 of this Agreement.

     "Stockholder's Equity" means, at any date, the difference between the assets and liabilities of the Companies on such date as reflected on the balance sheet for the Companies. Such difference shall be determined by subtracting such liabilities from such assets.

     "Subsidiary" means with respect to any Person (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more of its Subsidiaries, directly or indirectly, at the date of determination thereof, has at least majority ownership interest. In the case of CMS, the terms "Subsidiary" or "Subsidiaries" include Hitech Holdings, Inc., a Delaware corporation, CMS Defense Systems, Inc., a Delaware corporation, Orlando Technology, Inc., a Florida corporation, Gulf Coast Technology, Inc. a Florida corporation, and CMS International FSC, Inc., a U.S. Virgin Islands corporation.

     "Tax" and "Taxes" means any tax (of any nature whatsoever, including, but not limited to, any income, capital gains, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under IRC Section 59A), value-added, sales, property (both real and personal, tangible and intangible), capital stock, franchise, profits, withholding, Social Security (or similar), unemployment, disability, use, transfer, value added, alternative or add on minimum, estimated, gift, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

     "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

     "Threatened," whether or not capitalized, means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. (S) 1301 et seq., other than Multi-Employer Plans.

     "Welfare Plan" has the meaning given in ERISA (S) 3(1).

     WITNESS the due execution of this Agreement as of the day and year first above written.

PRIMEX TECHNOLOGIES, INC.        DAIMLER-BENZ FINANCE CORPORATION



By:    /s/  J. Douglas DeMaire     By:     /s/  P. M. Kleinschmidt
   ---------------------------        ----------------------------
Name:_________________________     Name:__________________________
Title:________________________     Title:_________________________

                    "BUYER"                     "SELLER"

                                                              Exhibit 2.01(h)(1)

                              GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT, made this __ day of ________, 1998, by DAIMLER-BENZ AEROSPACE A.G. (hereinafter referred to as "Guarantor"), to and with PRIMEX TECHNOLOGIES, INC., a Virginia corporation (hereinafter referred to as "Buyer");

                              W I T N E S S E T H

     WHEREAS, Buyer and Daimler-Benz Finance Corporation ("Seller") are parties to that Stock Purchase Agreement dated as of ____________, 1998 (the "Agreement") relating to the purchase by Buyer from Seller of all of the stock of CMS, Inc. and Defense Research Incorporated;

     WHEREAS, the provision of this Guaranty Agreement by Guarantor to Buyer is a condition to Buyer's consummation of the transactions contemplated by the Agreement; and

     WHEREAS, Guarantor will benefit from the transactions contemplated by the Agreement.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises and other good and valuable considerations paid or delivered to Guarantor, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and for the purpose of inducing Buyer to consummate the transactions contemplated by the Agreement, Guarantor does hereby unconditionally guarantee to Buyer and its successors and assigns at all times, and become surety for, the full, prompt and punctual performance of all obligations of Seller arising pursuant to the terms of the Agreement (including, without limitation, obligations arising out of representations and warranties of Seller that take into account the knowledge of
DASA) and any agreements or instruments contemplated by or arising out of the Agreement.

     To enforce its rights hereunder against Guarantor, Buyer shall join Guarantor as a co-defendant in any proceedings against Seller to enforce any of Buyer's rights under the Agreement, provided that Guarantor shall be entitled to assert in such proceedings for its benefit any defense which Seller may have asserted against Buyer in such proceedings other than any defense related to the financial incapacity, insolvency or bankruptcy of Seller. Buyer shall also give notice to Guarantor of any claims for indemnification made by Buyer against Seller under the Agreement, and shall use its best efforts to give notice to Guarantor of any likely claim for indemnification against Seller, provided that the failure to give such notice shall not impair Seller's rights hereunder.

     Guarantor hereby consents and agrees that Buyer may at any time, and from time to time, without notice to or further consent from Guarantor, and without releasing, discharging, modifying or otherwise affecting the obligations and liabilities of Guarantor in any manner, either with or without consideration:
(a) modify or otherwise change the terms of the Agreement with Seller's consent; and (b) extend the period for performance of any obligation under the Agreement;
(c) grant waivers of compliance and other indulgences with respect to the Agreement; and (d) otherwise deal with Seller in any other respect. No such action which Seller shall take or fail to take in connection with the Agreement, or in connection with the performance of any obligations or undertakings of Seller, nor any course of dealing with Seller or any other person, shall release or otherwise extinguish, in whole or in part, Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Buyer. The provisions of this Guaranty shall extend and be applicable to all amendments or modifications of the Agreement, and any and all references herein to the Agreement shall be deemed to include any such amendments or modifications thereof.

     Guarantor hereby waives and agrees not to assert or take advantage of (a) the defense of the statute of limitations in any action hereunder or for the performance of any obligation hereby guaranteed; (b) any defense that may arise by reason of the incapacity, lack of authority, death, disability, dissolution or liquidation of Guarantor or any other person or entity, or the failure of Buyer to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of Seller or any other person or entity;
(c) any defense based upon an election of remedies by Buyer which destroys or otherwise impairs any rights of Guarantor or the right of Guarantor to proceed against Seller for reimbursement, or both; and (d) any defense based on lack of diligence by Buyer in the protection or enforcement of Buyer's rights pursuant to the Agreement.

     Guarantor hereby (a) submits to personal jurisdiction in the State of Florida for the enforcement of this Guaranty, and (b) waives any and all personal rights under the law of any state to object to jurisdiction within the State of Florida for the purposes of litigation to enforce this Guaranty.

     This Guaranty may not be changed orally or by implication, and no obligation of Guarantor can be released or waived by Buyer or any officer or agent of Buyer, except by a writing signed by a duly authorized officer of Buyer and bearing the seal of Buyer. This Guaranty shall be irrevocable by Guarantor until all obligations and undertakings of Seller under, by reason of, or pursuant to the Agreement have been completely performed.

     The provisions of this Guaranty shall be binding upon the Guarantor and its successors, successor-in-title, legal representatives and assigned ans shall inure to the benefit of Buyer, its successors, successors-in-title, legal representatives and assigns. This Guaranty shall in no event be impaired by any change which may arise by reason of the dissolution of Seller or Guarantor.

     This Guaranty is assignable by Buyer, and any assignment hereof or any transfer or assignment of the Agreement or portions thereof by Buyer shall operated to vest in any such assignee all rights and powders herein conferred upon and granted to Buyer.

     No postponement or delay on the part of Buyer in the enforcement of any right hereunder shall constitute a waiver of such right.

     Guarantor agrees that this Guaranty Agreement shall be governed and construed in accordance with the law of the State of Florida.

     This Guaranty Agreement constitutes the entire agreement by Guarantor and supersedes all previous agreements and negotiations, written or oral, respecting the obligations of Guarantor set forth herein.

     Any and all notices, elections or demands permitted or required to be made under this Guaranty shall be in writing, signed by the party giving such notice, election or demand, and shall be delivered personally, or sent by registered or certified United States mail, postage prepaid, to the other party at the address set forth below, or at such other address within the United States of America as may have theretofore been designated in writing. The effective date of such notice shall be the date of personal service or the date on which the notice is deposited in the mail. For the purposes of this Guaranty:

          The address of Buyer is:

                    Primex Technologies, Inc.
                    10101 Ninth Street North
                    St. Petersburg, Florida  33716
                    Attention:  George H. Pain, General Counsel

          The address of Guarantor is:

                    Daimler-Benz Aerospace A.G.
                    P.O. Box 801109
                    81663 Munich
                    Germany
                    Attention:  Dr. Ulrich Goebel

     WITNESS the due execution hereof with the intent of being legal bound this __ day of __________, 1998.

WITNESSES:

_________________________     ___________________________
                              Daimler-Benz Aerospace A.G.
_________________________
                                         "GUARANTOR"

                                                              EXHIBIT 2.01(h)(2)

                Non-Exclusive License for Intellectual Property

     AGREEMENT made this __ day of ________, 1998, by and between Daimler-Benz Aerospace A.G. ("DASA"), a German corporation, and Primex Technologies, Inc. ("Primex"), a Virginia corporation.

     WHEREAS Daimler-Benz Finance Corporation, an Affiliate of DASA, on this date sold all outstanding shares of capital stock of CMS, Inc. and Defense Research Incorporated (collectively referred to as the "Companies") to Primex (the "Stock Purchase Agreement"); and

     WHEREAS DASA either owns, controls or licenses a number of patents, patent applications, know-how, trade secrets and Confidential Information that are useful and necessary to conduct the businesses of the Companies as of the date hereof and as anticipated in the Companies' current business plans and including any related product improvements made in the future by DASA or its majority-owned Subsidiaries (collectively referred to as "DASA Technology"); and

     WHEREAS, all Intellectual Property Assets necessary for the conduct of the Business of the Companies as presently conducted and as anticipated in the Companies' current Business Plans resides in the Companies and/or DASA or its majority-owned Subsidiaries; and

     WHEREAS Primex as purchaser of the businesses of the Companies desires the capability for the continued, uninterrupted operation of the Companies' businesses and DASA acknowledges that such continued, uninterrupted operation requires that the Companies have access to the DASA Technology;

     NOW, THEREFORE, in consideration of the premises and faithful performance of the convenants contained in the Stock Purchase Agreement, IT IS AGREED:

1. DASA hereby grants, and shall cause its downstream Affiliates (and any direct or indirect Subsidiary of any of its downstream Affiliates) to grant as necessary and appropriate, to the Companies and their subsidiaries, with the right to sub-license to Primex and its Affiliates, subcontractors and customers for purposes necessary to the business of the Companies as conducted as of the date hereof and as anticipated in the Companies' current business plans, a non-exclusive, royalty-free, irrevocable, world-wide right to use the DASA Technology to make, use, sell, have made and offer for sale all the products and services that constitute the Companies' businesses as of the date hereof and as anticipated in the Companies' current business plans. DASA convenants, and shall cause its Affiliates, not to sue the Companies and their Affiliates, sub-licensees, and customers for the manufacture, use or sal of any products or services embodying any of the DASA Technology.

2. Any improvements to the DASA Technology made by employees or agents of the Companies at any time or by employees or agents of the Companies or their Affiliates after this date shall, as between DASA and the Companies, belong exclusively to the Companies.

3. DASA, at DASA's sole expense, will maintain in the ordinary course of its business consistent with the past practices all DASA Technology and pay all required patent office fees world-wide to maintain the DASA Technology. In the event that DASA elects not to maintain any patent or patent application to the knowledge of DASA included withing the DASA Technology, DASA shall notify the Companies prior to the expiration of that patent or patent application and afford the Companies the opportunity to pay such required patent office fee. Upon the Companies' payment therefor, DASA shall assign, and the Companies shall acquire, full right, title and interest in such patent.

4. DASA and any DASA Restricted Entity shall use their commercially reasonable efforts to not knowingly grant licenses or take any other action that adversely affect the Companies' rights in DASA Technology. For purposes of this Section 4, "DASA Restricted Entity" shall mean DASA and its majority owned or controlled entities and any entity that was a DASA Restricted Entity as of the date hereof so long as such entity is controlled by a DASA Affiliate. Notwithstanding the foregoing, DASA may license DASA Technology to any third party so long as such license would not permit a licensee to engage in any business activity prohibited to DASA under the Confidentiality and Noncompete Agreement.

5. Primex and the Companies shall, and shall cause their Affiliates, sub-licensees and customers who are afforded access to any DASA Technology to hold such information in strict confidence and will disclose such information only if required to do so pursuant to applicable Law, if such information becomes generally known to or available for use by the public other than as a result of the fault of the Person subject to such obligation of confidence or the fault of any other Person subject to an obligations of confidence to such Person or, if such information is independently developed by Primex or the Companies.

6. Each of DASA and Primex agrees to execute such documents and take such actions as may reasonably be required to effect the transactions and performance of this Agreement.

7. Either party may assign this Agreement in whole or in part only with the written consent of the other party or in connection with the sale or merger of said party or the sale of substantially all of the assets of the business to which the technology relates.

8. The terms of the Stock Purchase Agreement including the Definitions contained therein shall apply with respect to any matter not addressed herein.

Daimler-Benz Aerospace A.G.         Primex Technologies, Inc.

By:  ________________________       By:  _________________________
Name:  ______________________       Name:  _______________________
Title:  _____________________       Title:  ______________________


                                    CMS, Inc.

                                    By:  _________________________
                                    Name:  _______________________
                                    Title:  ______________________


                                    Defense Research Incorporated

                                    By:  _________________________
                                    Name:  _______________________
                                    Title:  ______________________

                                                                 Exhibit 2.01(I)

                              CONFIDENTIALITY AND
                             NONCOMPETE AGREEMENT

     THIS CONFIDENTIALITY AND NONCOMPETE AGREEMENT (this "Agreement") is made as of ___________, 1998, by and between PRIMEX TECHNOLOGIES, INC., a Virginia corporation ("Buyer"), and DAIMLER-BENZ AEROSPACE A.G., a corporation organized under the laws of the Federal Republic of Germany ("DASA").

                                   RECITALS

     Pursuant to the terms and conditions of a stock purchase agreement made as of ________________, 1998 (the "Stock Purchase Agreement"), between the Buyer and Daimler-Benz Finance Corporation, a Delaware corporation ("Seller"), concurrently with the execution and delivery of this Agreement, Buyer is purchasing from Seller all of the Shares (as defined in the Stock Purchase Agreement). Section 2.01(i) of the Stock Purchase Agreement requires that a confidentiality and noncompete agreement be executed and delivered by DASA as a condition to the purchase of the Shares by Buyer.

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

2.   ACKNOWLEDGMENTS BY SELLER

     DASA acknowledges that (a) it has become familiar with certain Confidential Information of the Companies, (b) the business of the Companies in international in scope, (c) the Companies' products and services are marketed primarily in North America and, to a lesser extent throughout the World; (d) the Companies compete with other businesses that are or could be located in any part of the World; (e) Buyer has required that DASA make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the Buyer's purchase of the Shares;
(f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Companies' business, and (g) the Companies would be irreparably damaged if DASA were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.   CONFIDENTIAL INFORMATION

     DASA acknowledges and agrees that all Confidential Information known or obtained by DASA, whether before or after the date hereof, is the property of the Companies. Therefore, DASA agrees that DASA will not, at any time, disclose to any unauthorized Persons or use for its own account or for the benefit of any third party any Confidential Information, whether DASA has such information in DASA memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of DASA's fault or the fault of any other Person bound by a duty of confidentiality to Buyer or the Companies or if such information is independently developed by DASA after the Closing Date, provided that DASA agrees that such Confidential Information may not be sued in any manner inconsistent with this Agreement. DASA agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Companies and any other Confidential Information that DASA may then possess or have under DASA's control.

4.   NONCOMPETITION

     As an inducement for Buyer to enter into the Stock Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Stock Purchase Agreement, DASA agrees that:

     "DASA Restricted Entity" shall mean DASA and its majority owned or controlled entities and Daimler-Benz North America and its majority owned or controlled entities and any entity that was a DASA Restricted Entity as of the Closing Date so long as such entity is controlled by DASA or a DASA Affiliate.

     (a)  For a period of three years after the Closing:

          (i) DASA Restricted Entities shall not engage in or acquire a majority ownership in, any business which is competitive with the business of the Companies as of and/or prior to the Closing Date, anywhere in North America (or anywhere in the World, in the case of the Companies' SMAW product and Hydra 70 product for use in connection with United States-produced or designed aircraft (both fixed-wing and rotary) ("U.S. Aircraft")). DASA agrees that this covenant is reasonable with respect to its duration, geographical area, and scope. For purposes of this clause (i), a business will be deemed to be competitive with the business of the Companies if such business involves the development, manufacture (including load, assemble and pack), or sale of: (A) on a subsystem and component level: warheads, munitions and submunitions, and metal parts components for missiles and dispensers, fuses, and safe-and arm-unites for warheads, small weapon systems (e.g. parts of rockets, artillery, and bombs), or missiles propulsion;
               (B) on a system level: (1) anti-tank missiles in the generally effective range of 1000 meters, with unitary warheads, wire-guided, propelled, or guided by side thrusters, (2) derivatives of such anti-tank missiles in the range of not more than 1,500 meters with precursor tip warheads, (3) short-range unguided rockets in the generally effective range of 500 meters with ballistic matched spotter bullets, or (C) (1) sheet explosives,
               (2) detonation cord, (3) Sonaboy (sonabouy) assembly and pack,
               (4) mine countermeasures, (5) bulk explosives (RDX, HMX, etc.) and (6) demilitarization. Buyer hereby acknowledges that DASA and its majority owned subsidiaries, acting mainly within the framework of international joint venture programs, can engage in all of its existing and future ventures, including any governmental work share-off-set arrangements. DASA and its majority owned subsidiaries will not, however, manufacture or sell products which are competitive with the present business of the companies (as defined above) in North America, unless such products are produced pursuant to a German work share arrangement which is not accessible to a United States company. Additionally, DASA and its majority owned subsidiaries can provide the HYDRA 70 product for aircraft other than U.S. Aircraft, DASA and its majority owned subsidiaries will grant to the Companies a right of first refusal on all parts except rocket motors and fuses.

          (ii) Neither DASA nor any Affiliate of DASA will, directly or indirectly, either for itself or any other Person, (A) induce or attempt to induce any employee of the Companies to leave the employ of the Companies, (B) in any way interfere with the relationship between the Companies and any employee of the Companies, (C) employ or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Companies, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Companies to cease doing business with the Companies, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Companies.

     (b) In the event of a Breach by DASA of any covenant set forth in Section 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such Breach.

     (c) In the event that the Seller, DASA or any Affiliate of the Seller or DASA shall unintentionally violate the provisions of this Section 4, the Buyer will work with DASA to attempt to resolve such violation upon commercially reasonable terms for a period of 20 days prior to the commencement of any action with respect to the alleged breach of this Section 4.

5.   REMEDIES

     If DASA breaches the covenants set forth in Sections 3 or 4 of this Agreement, Buyer and the Companies will be entitled to the following remedies:

          (a)  Damages from DASA;

          (b) In addition to its right to Damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Buyer and the Companies and would be an inadequate remedy for such breach.

          (c) the rights and remedies of the parties to this Agreement are cumulative and not alternative.

6.   SUCCESSORS AND ASSIGNS

     This Agreement will be binding upon Buyer, the Companies, and DASA and will inure to the benefit of Buyer and the companies and their Affiliates, successors and assigns and DASA and DASA's Affiliates, successors and assigns.

7.   WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any right, power, or privilege.
To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8.   GOVERNING LAW

     This Agreement will be governed by the laws of the State of Delaware without regard to conflict of laws principles.

9.   JURSIDICTION; SERVICE OF PROCESS

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, county of Hillsborough, or, if it has or can acquire jurisdiction, in the United States District court for the Middle District of Florida (Tampa Division), and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

10.  SEVERABILITY

     Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against DASA.

11.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.  SECTION HEADINGS, CONSTRUCTION

     the headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13.  NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) deliver by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     DASA:                    Dr. Ulrich Goebel
                         Senior Vice President and General Counsel
                         Daimler-Benz Aerospace A.G.
                         P.O. Box 801109
                         81663 Munich
                         Germany
                         Facsimile No.:___________________

     with a copy to:     Delbert D. Smith, Esquire
                         Reed Smith Shaw & McClay LLP
                         1301 K Street, N.W.
                         Washington, D.C.  20005

     Buyer:              Primex Technologies, Inc.
                         10101 Ninth Street North
                         St. Petersburg, Florida 33716
                         Attention:  George H. Pain, Esq.
                         Facsimile:  (813)578-8286

     With a copy to:     Fowler, White, Gillen, Boggs,
                              Villareal and Banker, P.A.
                         501 East Kennedy Boulevard
                         Suite 1700
                         Tampa, Florida  33602
                         Attention:  R. Alan Higbee, Esq.
                         Facsimile:  (813)228-9401

14.  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Buyer and DASA with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                              DAIMLER-BENZ AEROSPACE A.G.

                              By: ______________________________
                              Name: ____________________________
                              Title: ___________________________


                              PRIMEX TECHNOLOGIES, INC.

                              By: ______________________________
                              Name: ____________________________
                              Title: ___________________________

                                                                 Exhibit 2.01(j)

                                    RELEASE

     THIS RELEASE is being executed and delivered in accordance with Section 2.01(j) of the Stock Purchase Agreement dated ______________, 1998 (the "Agreement"), between PRIMEX TECHNOLOGIES, INC., a Virginia corporation ("Buyer"), and DAIMLER-BENZ FINANCE CORPORATION, a Delaware corporation ("Seller"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

     Seller acknowledges that execution and delivery of this Release is a condition to Buyer's obligation to purchase the Shares pursuant to the Agreement and that Buyer is relying on this Release in consummating such purchase.

     Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce Buyer to purchase the Shares pursuant to the Agreement, hereby agrees as follows:

     Seller, on behalf of itself and each of its Related Persons, hereby releases and forever discharges the Companies, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releases") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Seller or any of its Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including but not limited to, any rights to indemnification or reimbursement from any of the Companies, whether pursuant to their respective organizational documents, contract or otherwise and whether or not relating to claims pending on, or asserted after , the Closing Date; provided, however, that nothing contained herein shall operated to release any obligations of Buyer arising under the Agreement or any obligation in any written confidentiality agreement of any Releasee to maintain any requirement of confidentiality or any obligation of the Companies under any existing written agreements between the Companies and Seller's Affiliates. Notwithstanding the foregoing, Seller may pursue an action against an employee of any Company if (i) such employee has, as a result of willful misconduct, fraud or gross negligence, misrepresented any information to Seller or Buyer in connection with the transactions contemplated by the Agreement; or (ii) as a part of Seller's defense of any action commenced against Seller, Seller has a claim against such employee (or a right to join such employee as a co-defendant in such action) for conduct engaged in by such employee outside the scope of such employee's employment with the Companies, provided that such conduct took place prior to the Closing.

     Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any king against any Releasee, based upon any matter purported to be released hereby.

     Without in any way limiting any of the rights and remedies otherwise available to any Releasee, Seller shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorneys' fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Seller or any of its Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Seller or any of its Related Persons against such third party of any claims.

     If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflicts of law.

     All words used in this Release will be construed to be of such gender or number as the circumstances require.

     IN WITNESS WHEREOF, the undersigned has executed and deliver this Release as of this __ day of _________, 1998.


                    DAIMLER-BENZ FINANCE CORPORATION


                    By:  _____________________________________
                    Name: ____________________________________
                    Title: ___________________________________